                                                                    EXHIBIT 99.1

                           ASSET PURCHASE AGREEMENT


                                 by and among


                         CONNELL LIMITED PARTNERSHIP,

                                   APW LTD.

                                      and

                              APW MAYVILLE, INC.



                               JANUARY 23, 2001

                               TABLE OF CONTENTS

ARTICLE I
         TRANSACTION.............................................................................  2

ARTICLE II
         CLOSING AND CLOSING DATE................................................................  2

ARTICLE III
         SALE OF ASSETS..........................................................................  2
         3.1        Assets.......................................................................  2
         3.2        Excluded Assets..............................................................  5

ARTICLE IV
         ASSUMPTION OF LIABILITIES...............................................................  5
         4.1        Assumed Liabilities..........................................................  5
         4.2        Excluded Liabilities.........................................................  7
         4.3        Assignment of Defenses.......................................................  8

ARTICLE V
         PAYMENT OF PURCHASE PRICE...............................................................  8
         5.1        Purchase Price...............................................................  8
         5.2        Closing Balance Sheet Adjustment of Purchase Price...........................  9
         5.3        Allocation of Purchase Price................................................. 15

ARTICLE VI
         REPRESENTATIONS AND WARRANTIES OF SELLER................................................ 15
         6.1        Organization; Authority; Qualification....................................... 15
         6.2        Authorization; Valid and Binding Obligation.................................. 16
         6.3        No Violation; Consents and Approvals......................................... 16
         6.4        Financial Statements......................................................... 17
         6.5        Absence of Certain Changes................................................... 17
         6.6        Tax Matters.................................................................. 18
         6.7        Litigation................................................................... 18
         6.8        Owned Real Property.......................................................... 19
         6.9        Leased Real Property......................................................... 20
         6.10       Owned and Leased Tangible Personal Property.................................. 21
         6.11       Sufficiency of Assets........................................................ 21
         6.12       Certain Contracts............................................................ 22
         6.13       Warranties; Product Claims................................................... 23
         6.14       Compliance with Laws......................................................... 23
         6.15       Licenses and Permits......................................................... 24

         6.16       Environmental Matters...................................................... 24
         6.17       Intellectual Property...................................................... 25
         6.18       Benefit Plans.............................................................. 27
         6.19       Brokers or Finders......................................................... 34
         6.20       Books and Records.......................................................... 34
         6.21       Labor Matters.............................................................. 34
         6.22       Insurance.................................................................. 35
         6.23       Transactions with Affiliates............................................... 35
         6.24       Investment Intent.......................................................... 36
         6.25       No Power of Attorney....................................................... 37
         6.26       Warranties True and Correct.  ............................................. 37

ARTICLE VII
         REPRESENTATIONS AND WARRANTIES OF BUYERS.............................................. 38
         7.1        Organization; Authority; Qualification..................................... 38
         7.2        Authorization; Valid and Binding Obligation................................ 38
         7.3        Capital Structure.......................................................... 39
         7.4        SEC Documents and Other Reports............................................ 40
         7.5        No Violation, Consents and Approvals....................................... 41
         7.6        Litigation................................................................. 42
         7.7        Funds...................................................................... 42
         7.8        Tax Matters................................................................ 42
         7.9        Compliance with Laws....................................................... 42
         7.10       Intellectual Property...................................................... 43
         7.11       No Undisclosed Employee Benefit Plan
                    Liabilities or Severance Arrangements...................................... 44
         7.12       Absence of Certain Changes................................................. 44
         7.13       Environmental Matters...................................................... 45
         7.14       Brokers or Finders......................................................... 45
         7.15       Warranties True and Correct................................................ 45

ARTICLE VIII
         COVENANTS OF SELLER................................................................... 46
         8.1        Affirmative Covenants...................................................... 46
         8.2        Negative Covenants......................................................... 47
         8.3        Alternative Proposals. .................................................... 49
         8.4        Noncompetition............................................................. 49
         8.5        Minimum Net Worth.......................................................... 50
         8.6        Key Employees.............................................................. 50

ARTICLE IX
         COVENANTS OF BUYERS............................................................................ 51
         9.1        U.S. Revenue Procedure 96-60........................................................ 51
         9.2        Transfer of Common Stock............................................................ 51

ARTICLE X
         MUTUAL COVENANTS............................................................................... 51
         10.1       Access to Information............................................................... 51
         10.2       Access to Books After the Closing................................................... 52
         10.3       Bulk Sales.......................................................................... 53
         10.4       Employment.......................................................................... 53
         10.5       Government Filings.................................................................. 59
         10.6       Public Announcements................................................................ 60
         10.7       Further Assurances.................................................................. 60
         10.8       Consents.  ......................................................................... 60
         10.9       Nonsolicitation.   ................................................................. 61
         10.10      Unemployment Compensation Accounts.................................................. 62
         10.11      Mayville Site.  .................................................................... 62
         10.12      Title Insurance and ALTA Surveys.................................................... 63

ARTICLE XI
         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYERS.............................................. 64
         11.1       Accuracy of Representations and Warranties;
                    Performance of Covenants............................................................ 64
         11.2       No Material Adverse Change.......................................................... 65
         11.3       No Injunction....................................................................... 65
         11.4       HSR Act............................................................................. 65
         11.5       Closing Deliveries.................................................................. 65
         11.6       Consents............................................................................ 66

ARTICLE XII
         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER.............................................. 67
         12.1       Accuracy of Representations and Warranties;
                    Performance of Covenants............................................................ 67
         12.2       No Material Adverse Change.......................................................... 67
         12.3       No Injunction....................................................................... 67
         12.4       HSR Act............................................................................. 67
         12.5       Closing Deliveries.................................................................. 68

ARTICLE XIII
         EXPENSES AND TAXES........................................................................ 69
         13.1       Expenses....................................................................... 69
         13.2       Taxes.......................................................................... 69

ARTICLE XIV
         TERMINATION............................................................................... 70
         14.1       Termination.................................................................... 70
         14.2       Effect of Termination.......................................................... 70

ARTICLE XV
         INDEMNIFICATION AND SURVIVAL OF
         REPRESENTATIONS AND WARRANTIES............................................................ 71
         15.1       Indemnification by Seller...................................................... 71
         15.2       Indemnification by Buyers...................................................... 71
         15.3       Limitation of Indemnification Liability of Seller.............................. 72
         15.4       Limitation of Indemnification Liability of Buyers.............................. 72
         15.5       Survival....................................................................... 72
         15.6       Indemnification Procedures..................................................... 73

ARTICLE XVI
         MISCELLANEOUS............................................................................. 75
         16.1       Governing Law.................................................................. 75
         16.2       Counterparts; Use of Facsimiles................................................ 75
         16.3       Entire Agreement............................................................... 75
         16.4       No Presumption Against Draftsman............................................... 75
         16.5       Notices........................................................................ 76
         16.6       Successors and Assigns......................................................... 77
         16.7       Severability................................................................... 77
         16.8       Buyer Guarantee................................................................ 77
         16.9       Certain Definitions............................................................ 78

Schedules

Schedule 3.1(a)           Owned Real Property
Schedule 3.1(b)           Real Property Leases
Schedule 3.1(o)           Tangible Assets
Schedule 5.2(a)           Adjustment Calculation
Schedule 5.3              Allocation of Purchase Price
Schedule 6.3              Consents and Approvals
Schedule 6.4              Financial Statements
Schedule 6.5              Absence of Certain Changes
Schedule 6.6(a)           Tax Matters

Schedule 6.6(d)           Audits and Examinations
Schedule 6.7              Litigation
Schedule 6.8              Real Property Encumbrances
Schedule 6.9(b)           Leased Property Encumbrances
Schedule 6.9(c)           Leased Property Third Party Approvals
Schedule 6.10             Tangible Personal Property Encumbrances
Schedule 6.11             Sufficiency of Assets
Schedule 6.12(a)          Material Contracts
Schedule 6.12(b)          Restrictive Contracts
Schedule 6.13             Warranty and Product Claims
Schedule 6.14             Compliance with Laws
Schedule 6.15             Licenses and Permits
Schedule 6.16(a)          Compliance with Environmental Laws
Schedule 6.16(b)          Environmental Claims
Schedule 6.16(c)          Environmental Matters
Schedule 6.16(d)          Storage Tanks
Schedule 6.16(e)          Environmental Reports
Schedule 6.16(f)          Continued Operation
Schedule 6.17(a)          Intellectual Property
Schedule 6.17(b)          Third Party Intellectual Property Grants
Schedule 6.17(d)(i)       Software
Schedule 6.17(d)(ii)      Third Party Software
Schedule 6.18(a)          Company Group
Schedule 6.18(b)          Company Plans
Schedule 6.18(c)          Company Qualified Plans
Schedule 6.18(e)          Termination of Company Qualified Plans
Schedule 6.18(h)(i)       Multiemployer Plan
Schedule 6.18(h)(ii)      Contributions to Multiemployer Plan
Schedule 6.18(k)          Retiree Benefits
Schedule 6.21             Labor Matters
Schedule 6.22(a)          Insurance
Schedule 6.22(b)          Insurance Claims
Schedule 6.23             Transactions with Affiliates
Schedule 6.25             Powers of Attorney
Schedule 7.5              Consents and Approvals
Schedule 7.6              Litigation
Schedule 7.8(a)           Tax Matters
Schedule 7.8(b)           Audits and Examinations
Schedule 7.9              Compliance with Laws
Schedule 7.10(a)          Intellectual Property
Schedule 7.10(b)          Intellectual Property Litigation
Schedule 7.12             Absence of Certain Changes
Schedule 7.13(a)          Compliance with Environmental Laws

Schedule 7.13(b)          Environmental Claims
Schedule 7.13(c)          Environmental Matters
Schedule 8.2              Negative Covenants
Schedule 10.4             Eligible Employees
Schedule 11.6             Consents



Exhibits

Exhibit A                Form of Registration Rights Agreement
Exhibit 11.5(d)          Topics for the Opinion of Counsel to Seller
Exhibit 11.5(e)(i)       Form of Indenture, Bill of Sale and Assignment
Exhibit 11.5(e)(ii)(A)   Form of Assignment of Texas Lease
Exhibit 11.5(e)(ii)(B)   Form of Assignment of New Jersey Lease
Exhibit 11.5(e)(ii)(C)   Form of Assignment of Virginia Lease
Exhibit 11.5(e)(iii)(A)  Form of Special Warranty Deed for Arizona Property
Exhibit 11.5(e)(iii)(B)  Form of Special Warranty Deed for North Carolina
                         Property
Exhibit 11.5(e)(iii)(C)  Form of Special Warranty Deed for Wisconsin Property
Exhibit 11.5(g)          Form of Transitional Services Agreement
Exhibit 12.5(d)          Topics for the Opinion of Counsel to Buyers
Exhibit 12.5(f)          Form of Instrument of Assumption

                           ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT, dated as of January 23, 2001 (this "Agreement"), by and among Connell Limited Partnership, a Delaware limited partnership ("Seller"), APW Ltd., a Bermuda company ("Buyer"), and APW Mayville, Inc., a Wisconsin corporation ("Buyer Sub" and together with Buyer, "Buyers").

         Seller owns the Mayville Metal Products Division, which is a manufacturer and supplier of custom metal electronic enclosures and related products for the telecommunications and semiconductor equipment industries and other industries (such division as more fully described and reflected in the Financial Statements (as defined in Section 6.4) being hereinafter referred to as the "Division");

         Seller desires to sell to Buyers, and Buyers desire to purchase from Seller, the Assets (as defined in Section 3.1) of the Division, and Buyers desire to assume from Seller and Seller desires to assign to Buyers, the Assumed Liabilities (as defined in Section 4.1) of the Division on the terms and conditions set forth in this Agreement; and

         Simultaneously with the consummation of said sale and purchase, Seller and Buyer shall enter into a Registration Rights Agreement substantially in the form of Exhibit A hereto (the "Registration Rights Agreement").

         NOW, THEREFORE, in order to consummate said sale and purchase and in consideration of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  TRANSACTION
                                  -----------

         Subject to the terms and conditions of this Agreement, (a) Seller shall sell, assign, transfer, convey and deliver to Buyers, and Buyers shall purchase and accept from Seller, the Assets and (b) Seller shall assign to Buyers, and Buyers shall assume from Seller, the Assumed Liabilities (the transactions referred to in clauses (a) and (b) and the other transactions contemplated by this Agreement are sometimes referred to herein collectively as the "Transaction").

                                  ARTICLE II

                           CLOSING AND CLOSING DATE
                           ------------------------

         The closing (the "Closing") of the Transaction shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts, at 10:00 a.m. on the second business day following the satisfaction or waiver of the conditions set forth in Articles XI and XII, or on such other date and at such other place as the parties may agree in writing. The date of the Closing is referred to as the "Closing Date."

                                  ARTICLE III

                                SALE OF ASSETS
                                --------------

         3.1 Assets. Seller shall, at the Closing and pursuant to the Transfer
             ------
Documents (as defined in Section 11.5(e)), sell, assign, transfer, convey and deliver to Buyer Sub all of Seller's entire right, title and interest in all of the assets, properties, rights, claims and privileges of every nature and description of the Division, whether or not reflected in the Financial Statements, as they exist as of the Closing, including, without limitation, all of Seller's entire right, title and interest in the following (collectively, the "Assets"):

          (a) the land described on Schedule 3.1(a) hereto and the buildings, structures, fixtures and improvements thereon and all appurtenances thereto (collectively, the "Owned Real Property");

          (b) the leases listed on Schedule 3.1(b) hereto (collectively, the "Real Property Leases");

          (c) all "Accounts receivable," "Inventories," "Other current assets" and "Property, plant and equipment" of the Division reflected on the Closing Balance Sheet (as defined in Section 5.2(c));

          (d) all registered or unregistered trademarks, trade names, service marks and logos and all patents, inventions, ideas, algorithms, software, copyrights, schematics, technologies, drawings, specifications, know-how, trade secrets and any other proprietary rights that are used in the conduct of the business of the Division as currently conducted, and all licenses to, registrations of, or applications to register any of the foregoing (collectively referred to as "Division Intellectual Property");

          (e) all leases of personal property of the Division;

          (f) the Material Contracts (as defined in Section 6.12(a)), and all other agreements of the Division and all claims, causes of action, refunds, rights of recovery, rights of setoff and rights of recoupment of any kind against, relating to or pursuant to any of such Material Contracts or other agreements;

          (g) all books and records of the Division, including the customer and supplier lists, and all proprietary and non-proprietary information of the Division;

          (h) except as otherwise provided in Section 3.2(b), all credits, prepaid expenses, deferred charges, advance payments, security deposits, prepaid items and duties of the Division;

          (i) to the extent their transfer is permitted by law, all authorizations of Governmental Agencies (as defined in Section 16.9) of the Division;

          (j) all goodwill and similar intangible property of the Division;

          (k) all warranties, representations, and guarantees made by suppliers, manufacturers and contractors of the Division to the extent transferable to Buyer Sub;

          (l) all telephone, fax, pager and mobile phone numbers of the Division and all email addresses, internet connections and uniform resource locators, or "URLs," and websites owned, licensed or leased by the Division, to the extent assignable;

          (m) all insurance, warranty and condemnation proceeds of the Division;

          (n) all claims of the Division necessary to assure Buyer Sub full title, ownership and possession of the Assets after the Closing;

          (o) all tangible assets of the Division, including, without limitation, those set forth on Schedule 3.1(o);

          (p) all intangible assets of the Division; and

          (q) any other assets of Seller used primarily in connection with the day-to-day operation, as opposed to the supervision, of the Division;

          provided, however, that the Assets shall not include, and the Excluded Assets (as defined in Section 3.2) shall include, Seller's right, title and interest in any of the items referred to in Sections 3.1(h), (k), (m), (n) or (q) if and to the extent that such right, title or interest relates to any of the Excluded Assets or any of the Excluded Liabilities (as defined in Section 4.2).

     3.2  Excluded Assets. Notwithstanding Section 3.1, there shall be excluded
          ---------------
from the Assets all of Seller's right, title and interest in the following assets (collectively, the "Excluded Assets"):

          (a) the cash of the Division;

          (b) the "Prepaid insurance" of the Division reflected on the Closing Balance Sheet; and

          (c) commercially available software programs licensed by Seller from third parties on a "shrinkwrap basis" and used by the Division that are not transferable to Buyer Sub.

                                  ARTICLE IV

                           ASSUMPTION OF LIABILITIES
                           -------------------------

     4.1  Assumed Liabilities. Buyer Sub shall, at the Closing and pursuant
          -------------------
to the Instrument of Assumption (as defined in Section 12.5(f)), assume, and shall discharge and satisfy when due, all of the following liabilities and obligations of the Division (collectively, the "Assumed Liabilities"):

          (a) the "Accounts payable," "Accrued expenses" and "Amounts due Parent" of the Division to the extent shown on the Closing Balance Sheet;

          (b) all liabilities and obligations for accrued and unpaid vacation and wages of the Eligible Employees (as defined in Section 10.4(a)) to the extent shown on the Closing Balance Sheet;

          (c) all liabilities and obligations of the nature for which there are reserves or accruals reflected in the Closing Balance Sheet to the extent of the aggregate of such reserves and without regard to whether any such liability or obligation relates to any particular reserve;

          (d) all liabilities and obligations arising, or the performance of which arises, after the Closing under the Real Property Leases;

          (e) all liabilities and obligations arising, or the performance of which arises, after the Closing under the leases of personal property of the Division;

          (f) all liabilities and obligations arising, or the performance of which arises, after the Closing under the Material Contracts or other agreements of the Division (other than the Real Property Leases or leases of personal property referred to in Sections 4.1(d) and (e));

          (g) all liabilities and obligations becoming due and payable or arising, or the performance of which arises, after the Closing under the Alliant Energy Wisconsin Power & Light Company Shared Savings Contract for Mayville Metal Products, Inc. Paint Shop Retrofit and the liabilities and obligations with respect thereto to the extent reflected on the Closing Balance Sheet;

          (h) all liabilities and obligations associated with the collective bargaining agreements (the "CBAs") existing as of the Closing between Seller and Local Lodge No. 2052 of the IAM (the "Union");

          (i) the liabilities and obligations set forth in Sections 10.4(d) and
(e), to the extent set forth therein and the responsibility for the contribution to the CLP Profit Sharing and Savings Plan with respect to the Transferred Employees (as defined in Section 10.4(a)) for the calendar year 2000;

          (j) except as set forth in Sections 4.2(e) and 10.11, all liabilities and obligations arising out of or related to the Assets or the operation of the business of the Division at any time which arise out of or relate to (i) the presence, Release (as defined in Section 16.9) or threatened Release of any Hazardous Material (as defined in Section 16.9) at any location or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (as defined in Section 16.9);

          (k) the liabilities and obligations under the Division's Health Maintenance Organization ("HMO") agreements covering certain employees subject to the CBAs as set forth in Section 10.4(f) and under the Division's Employee Assistance Program; and

          (l) the liabilities and obligations for payment of benefits and administration of the portion of the Beneflex Component Plan of the CLP Health and Welfare Plan which is to be spun-off pursuant to Section 10.4(i) and the liability to make payments to Eligible Employees who are on short term disability leave of absence as of the Closing Date, in accordance with Section 10.4(j).

     4.2  Excluded Liabilities. Except for the Assumed Liabilities, Buyers
          --------------------
are not assuming, or in any way becoming liable or responsible for, any liabilities or obligations of Seller or the Division (whether reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured) including, without limitation, (a) liabilities or obligations under the agreements referred to in Sections 4.1(d), (e), (f), (g), (h), (i) or (k) which arose, or the performance of which arose, prior to the Closing, (b) liabilities or obligations under (i) that certain industrial revenue bond in the aggregate principal amount of $5,100,000 issued by The Industrial Development Authority of the

City of Casa Grande, Arizona or (ii) that certain industrial revenue bond in the aggregate principal amount of $9,000,000 issued by the Granville County, North Carolina Industrial Facilities and Pollution Control Financing Authority, (c) liabilities or obligations under the Long Term Incentive Plan or Seller's Pension Plan (as defined in Section 16.9), (d) except as set forth in Section 13.2, liabilities or obligations for any Taxes (as defined in Section 16.9) arising in connection with the consummation of the Transaction and (e) any liability or obligation of Seller with respect to the Aquatech Site near Greer, South Carolina and the Four County Landfill in Delong, Indiana which arise out of or relate to the Release or threatened Release of Hazardous Materials generated prior to the Closing Date in connection with the assets of Seller or the operation of the businesses of Seller (all such liabilities or obligations not expressly assumed by Buyers pursuant to this Agreement are hereinafter referred to collectively as the "Excluded Liabilities").

     4.3  Assignment of Defenses. In the event of any claim against Buyers
          ----------------------
with respect to any of the Assumed Liabilities, Buyers will have, and Seller hereby assigns to Buyer Sub, any defense, counterclaim, or right of setoff of Seller with respect to any claim which is or could be asserted against Seller.

                                   ARTICLE V

                           PAYMENT OF PURCHASE PRICE
                           -------------------------

     5.1  Purchase Price. The aggregate purchase price (the "Purchase Price")
          --------------
shall consist of: (a) the Assumed Liabilities; (b) a number of shares of common stock, par value $.01 per share, of Buyer ("Common Stock") equal to the greater of (i) 1,509,434 or (ii) $50,000,000 divided by the average of the closing prices per share of the Common Stock on the New York

Stock Exchange, Inc., as reported in the Wall Street Journal's New York Stock Exchange Composite Transactions, on the five (5) trading days immediately preceding the Closing Date (such greater number of shares of Common Stock being hereinafter referred to as the "Share Consideration"); and (c) $225,000,000 in cash (the "Cash Consideration"), and shall be subject to adjustment pursuant to
Section 5.2. At the Closing, (x) Buyer Sub shall pay the Cash Consideration by wire transfer in federal or other immediately available funds to an account or accounts designated by Seller and assume the Assumed Liabilities pursuant to the Instrument of Assumption, and (y) Buyer shall issue and deliver to Seller a certificate representing the Share Consideration with the legend set forth in
Section 6.24(d).

     5.2  Closing Balance Sheet Adjustment of Purchase Price.
          --------------------------------------------------

          (a) The Purchase Price shall be increased or decreased (the "Purchase Price Adjustment"), dollar for dollar, to the extent (i) the amount by which (A) the sum of "Accounts receivable, net," "Inventories" and "Other current assets," as reflected on the Unaudited Closing Balance Sheet (as defined in Section 5.2(b)) or the Closing Balance Sheet as the case may be, exceeds (B) the sum of "Accounts payable," "Accrued expenses," "Amounts due Parent," and the "Alliant Savings Contract - current," as reflected on the Unaudited Closing Balance Sheet or the Closing Balance Sheet, as the case may be, is greater than or less than
(ii) $10,107,000 (which amount has been calculated as set forth on Schedule 5.2(a) hereto), respectively.

          (b) As promptly as practical, and in any event not more than seven (7) days after the Closing Date, Seller shall prepare and deliver to Buyers (i) a balance sheet of the Division as of the Closing Date (the "Unaudited Closing Balance Sheet") and (ii) a calculation of the amount of the Purchase Price Adjustment derived from the Unaudited Closing Balance Sheet

(the "Initial Calculation"). The Unaudited Closing Balance Sheet (i) shall fairly present in all material respects the financial position of the Division as of the Closing Date, (ii) shall be prepared from and be consistent with the books and records of the Division and (iii) shall be prepared on a basis consistent with the audited balance sheet of the Division included in the Financial Statements (except (A) that the Excluded Assets shall not be included, (B) that there shall be no reserves therein for Excluded Assets or Excluded Liabilities and (C) that the environmental reserve therein shall be the same as the environmental reserve in the balance sheet of the Division as of October 31,
2000). Upon the later of (i) the third (3rd) business day following Buyers' receipt of the Unaudited Closing Balance Sheet and the Initial Calculation or
(ii) March 5, 2001:

                  (A) if the Purchase Price Adjustment derived from the Unaudited Closing Balance Sheet is an increase in the Purchase Price, Buyer Sub shall pay Seller fifty percent (50%) of the Purchase Price Adjustment derived from the Unaudited Closing Balance Sheet; or

                  (B) if the Purchase Price Adjustment derived from the Unaudited Closing Balance Sheet is a decrease in the Purchase Price, Seller shall pay Buyer Sub fifty percent (50%) of the Purchase Price Adjustment derived from the Unaudited Closing Balance Sheet.

The payment required to be made pursuant to this Section 5.2(b) shall be made in cash by wire transfer in federal or other immediately available funds to an account or accounts designated by the party entitled thereto.

                  (c) As promptly as practical, and in any event not more than forty-five (45) days after the Closing Date, Seller shall prepare and deliver to Buyers (i) a balance sheet of the Division as of the Closing Date (the "Closing Balance Sheet") and a report thereon of Seller's independent accountants, PricewaterhouseCoopers LLC ("Seller's PwC"), and (ii) a calculation of the amount of the Purchase Price Adjustment derived from the Closing Balance Sheet (the "Calculation"). The Closing Balance Sheet (i) shall fairly present in all material respects the financial position of the Division as of the Closing Date, (ii) shall be prepared from and be consistent with the books and records of the Division and (iii) shall be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with the audited balance sheet of the Division included in the Financial Statements (except (A) as set forth in the notes thereto or in the report of the independent accountants included therein, (B) that the Excluded Assets shall not be included, (C) that there shall be no reserves therein for Excluded Assets or Excluded Liabilities and (D) that the environmental reserve therein shall be the same as the environmental reserve in the balance sheet of the Division as of October 31, 2000). In connection with the audit of the Closing Balance Sheet, Seller shall cooperate, and cause its agents and representatives, including Seller's PwC, to cooperate with Buyers and their agents and representatives, including Buyers' accounting firm, PricewaterhouseCoopers LLC ("Buyer's PwC"), and shall provide such agents and representatives access to such books, records and information as may be requested from time to time. Seller shall cause Seller's PwC to meet with Buyer's PwC (i) prior to the commencement of the audit to discuss the scope of the procedures to be performed, (ii) throughout the audit process, as requested by Buyer's PwC, to allow Buyer's PwC the ability to participate in the performance of the audit procedures and discuss the preliminary findings of the audit and (iii) prior to the issuance of the Closing Balance Sheet to discuss the final findings of the audit. The audit of the Closing Balance Sheet shall include a physical inventory count which will occur within seven (7) calendar days preceding the Closing.

          (d) The Closing Balance Sheet and the Calculation shall be conclusive and binding on the parties unless Buyers deliver to Seller a notice specifying in reasonable detail the respects in which they object to the Closing Balance Sheet (the "Objection Notice") within fifteen (15) days following Buyers' receipt of the Closing Balance Sheet and the Calculation. If Buyers deliver an Objection Notice, Buyers, Seller and their respective accountants shall negotiate among themselves for a period of fifteen (15) days thereafter in an attempt to resolve the objections stated therein. If no resolution is reached within such fifteen (15) day period, Buyers and Seller shall submit such objections to Seller's PWC and Buyer's PWC and they shall jointly report their decision on the objections in the Objection Notice to Seller and Buyers within thirty (30) days of such submission. The joint decision of Seller's PWC and Buyer's PWC shall be conclusive and binding on the parties, and the Closing Balance Sheet and the Calculation will be adjusted, if necessary, accordingly.

          (e) Upon the later of (i) the first business day following the fifteenth (15th) day following Buyers' receipt of the Closing Balance Sheet and the Calculation, without any objection by Buyers, or (ii) the fifth (5th) business day following resolution of the objections in the Objection Notice or receipt of the joint decision of Seller's PWC and Buyer's PWC:

          (A) if the Purchase Price Adjustment derived from the Closing Balance Sheet (as adjusted to reflect resolution of any objections, if any) is an increase in the Purchase Price and the Purchase Price Adjustment derived from the Unaudited Closing Balance Sheet was an increase in the Purchase Price, either (xx) where the former exceeds or is equal to the latter, Buyer Sub shall pay Seller an amount equal to the amount by which the Purchase Price Adjustment derived from the Closing Balance Sheet exceeds the amount paid by Buyer Sub pursuant to Section 5.2(b) or (yy) where the latter exceeds the former, either (xxx) where the Purchase Price Adjustment derived from the Closing Balance Sheet exceeds the amount paid by Buyer Sub pursuant to Section 5.2(b), Buyer Sub shall pay Seller an amount equal to the amount by which the Purchase Price Adjustment derived from the Closing Balance Sheet exceeds the amount paid by Buyer Sub pursuant to Section 5.2(b) or (yyy) where the amount paid by Buyer Sub pursuant to Section 5.2(b) exceeds the Purchase Price Adjustment derived from the Closing Balance Sheet, Seller shall pay Buyer Sub an amount equal to the amount by which the amount paid by Buyer Sub pursuant to Section 5.2(b) exceeds the Purchase Price Adjustment derived from the Closing Balance Sheet;

          (B) if the Purchase Price Adjustment derived from the Closing Balance Sheet (as adjusted to reflect resolution of any objections, if any) is an increase in the Purchase Price and the Purchase Price Adjustment derived from the Unaudited Closing Balance Sheet was an decrease in the Purchase Price, Buyer Sub shall pay Seller an amount equal to the sum of the Purchase Price Adjustment derived from the Closing Balance Sheet and the amount paid by Seller pursuant to Section 5.2(b);

          (C) if the Purchase Price Adjustment derived from the Closing Balance Sheet (as adjusted to reflect resolution of any objections, if any) is a decrease in the Purchase Price and the Purchase Price Adjustment derived from the Unaudited Closing Balance Sheet was a decrease in the Purchase Price, either (xx) where the former exceeds or is equal to the latter, Seller shall pay Buyer Sub an amount equal to the difference between the Purchase Price Adjustment derived from the Closing Balance Sheet and the amount paid by Seller pursuant to Section 5.2(b) or (yy) where the latter exceeds the former, either (xxx) where the Purchase Price Adjustment derived from the Closing Balance Sheet exceeds the amount paid by Seller pursuant to Section 5.2(b), Seller shall pay Buyer Sub an amount equal to the amount by which the Purchase Price Adjustment derived from the Closing Balance Sheet exceeds the amount paid by Seller pursuant to Section 5.2(b) or (yyy) where the amount paid by Seller pursuant to Section 5.2(b) exceeds the Purchase Price Adjustment derived from the Closing Balance Sheet, Buyer Sub shall pay Seller an amount equal to the amount by which the amount paid by Seller pursuant to Section 5.2(b) exceeds the Purchase Price Adjustment derived from the Closing Balance Sheet; or

          (D) if the Purchase Price Adjustment derived from the Closing Balance Sheet (as adjusted to reflect resolution of any objections, if any) is a decrease in the Purchase Price and the Purchase Price Adjustment derived from the Unaudited Closing Balance Sheet was an increase in the Purchase Price, Seller shall pay Buyer Sub an amount equal to the sum of the Purchase Price Adjustment derived from the Closing Balance Sheet and the amount paid by Buyer Sub pursuant to Section 5.2(b).

The payment required to be made pursuant to this Section 5.2(e) shall be made in cash by wire transfer in federal or other immediately available funds to an account or accounts designated by the party entitled thereto.

     5.3 Allocation of Purchase Price. Seller and Buyers shall negotiate in good
         ----------------------------
faith an allocation of the Purchase Price as set forth on Schedule 5.3 hereto (the "Original Allocation"). In the event of a Purchase Price Adjustment pursuant to Section 5.2, the Original Allocation shall be adjusted in a manner consistent with the original allocation principles. Seller and Buyers shall file, or cause to be filed, all Tax Returns (as defined in Section 16.9) and other information relating to Taxes with any Taxing Authority (as defined in Section 16.9) consistent with such allocation. Seller and Buyers shall cooperate with each other in meeting the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall each file Form 8594 in accordance with applicable rules and regulations.


                                  ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     Seller represents and warrants to Buyers that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date:

     6.1 Organization; Authority; Qualification. Seller is a limited partnership
         --------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full partnership power and authority to own, lease and use its properties, including the Assets, and to carry on its business, including the business of the Division, as presently conducted, and to execute and deliver this Agreement and to consummate the Transaction. Seller is duly licensed or qualified to do business as a foreign partnership in good standing in every jurisdiction in which the conduct of the business of the Division requires such qualification, except where the failure to be so licensed or qualified would not have a Division Adverse Effect (as defined in Section 16.9).

     6.2  Authorization; Valid and Binding Obligation. This Agreement has
          -------------------------------------------
been duly authorized, executed and delivered by Seller and constitutes a valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the discretion of the court before which any proceeding therefor may be brought.

     6.3  No Violation; Consents and Approvals.
          ------------------------------------

          (a) Neither the execution and delivery of this Agreement by Seller nor the consummation of the Transaction by Seller will (i) conflict with or result in a breach of the Limited Partnership Agreement or Certificate of Limited Partnership of Seller, (ii) violate or conflict with any law, judgment, order, decree, injunction, ruling, rule or regulation of any Governmental Agency applicable to the Division or any of the Assets, (iii) violate, conflict with or result in a breach of or default (or any event which, with the lapse of time or the giving of notice or both, would constitute an event of default) under any agreement, lease, loan, note or other obligation of the Division which would have a Division Adverse Effect, (iv) violate, conflict with or result in a breach of or default (or any event which, with the lapse of time or the giving of notice or both, would constitute an event of default) under any agreement, lease, loan, note or other obligation of Seller which would materially adversely effect Seller's ability to perform its obligations hereunder or consummate the Transaction or (v) result in the creation of any liens, restrictions, security interests or other encumbrances on any of the Assets.

          (b) Except as set forth on Schedule 6.3 hereto and except for the filing with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Act of 1976, as amended (the "HSR Act"), there are no authorizations, consents, approvals or notices required to be obtained by Seller from any Governmental Agency, or waiting periods required to expire, in connection with the execution and delivery of this Agreement or the consummation of the Transaction.

     6.4  Financial Statements. Schedule 6.4 hereto contains (a) the unaudited
          --------------------
balance sheet of the Division as of December 31, 2000, and the related unaudited statement of income and Parent investment and cash flows for the year then ended, and (b) the audited balance sheet of the Division as of December 31, 1999, and the related audited statement of income and Parent investment and cash flows for the year then ended, and the notes thereto (such unaudited and audited financial statements being hereinafter referred to as the "Financial Statements"). Except as set forth on Schedule 6.4 hereto, the Financial Statements (i) fairly present in all material respects the financial position, results of operations and cash flows of the Division for the respective periods stated therein, (ii) have been prepared from and are consistent in all material respects with the books and records of the Division, and (iii) have been prepared in accordance with GAAP consistently applied throughout the relevant periods (except, (A) as set forth in the notes thereto or in the report of the independent accountants included therein or (B) in the case of the unaudited Financial Statements, for normal year-end adjustments).

     6.5  Absence of Certain Changes. Except as set forth on Schedule 6.5
          --------------------------
hereto, since December 31, 1999 and through the date hereof, Seller has operated the Division in the ordinary course consistent with past practice and there has not been an adverse change (or event or condition that could result in an adverse change) in the assets, liabilities or financial condition of the Division taken as a whole in an amount of $1,500,000 or more.

     6.6  Tax Matters.
          -----------

          (a) Except as set forth on Schedule 6.6(a) hereto, Seller has duly filed all income and other material Tax Returns required to be filed by Seller (taking into account any extensions) and has duly paid all Taxes due or claimed to be due from Seller by any Taxing Authority in respect of Seller's properties, income, franchises, licenses, sales, wages, compensation or payrolls relating to the Assets or the business of the Division.

          (b) There are no liens for Taxes upon any of the Assets except for liens arising as a matter of law for current Taxes not yet due.

          (c) No written notice has been given by any Governmental Agency in a jurisdiction where Seller has not filed a Tax Return in connection with the business of the Division that Seller is or may be subject to taxation by that jurisdiction.

          (d) Except as set forth on Schedule 6.6(d) hereto, there is no audit, examination, deficiency or refund litigation pending and no Taxing Authority has given written notice of the commencement of any audit, examination or deficiency litigation with respect to any Taxes.

          (e) Seller is, and has been for all periods of its existence, a partnership for federal income tax purposes.

     6.7  Litigation. Except as set forth on Schedule 6.7 hereto, (a) there
          ----------
are no actions, suits, proceedings, charges, arbitrations, grievances or governmental investigations or audits pending or, to the best of Seller's knowledge, threatened (i) against or involving the Division or the Assets which would have a Division Adverse Effect or (ii) against Seller challenging the validity or propriety of, or otherwise relating to or involving, this Agreement or the consummation of the Transaction and (b) Seller is not subject to any judgment, order or decree entered in any litigation or proceeding or otherwise with any Governmental Agency or third party applicable to the Division or the Assets.

         6.8  Owned Real Property. The Owned Real Property is the only real
              -------------------
property owned by Seller that is used by the Division. Except as set forth on
Schedule 6.8 hereto (the "Real Property Encumbrances"), Seller has good and marketable title to all of the Owned Real Property and owns the Owned Real Property free and clear of any lien, mortgage, security interest or other encumbrance. To the best of Seller's knowledge, (a) the purposes for which the Owned Real Property is currently used conforms in all material respects with all covenants or restrictions of record and all applicable laws, ordinances, rules and regulations of Governmental Agencies (including, without limitation, all applicable building codes and zoning requirements), (b) the structures, plants, improvements, systems and fixtures located on the Owned Real Property comply in all material respects with all applicable laws, ordinances, rules and regulations of Governmental Agencies and are in good operating condition and repair in all material respects in light of their respective ages, ordinary wear and tear excepted, (c) the Owned Real Property is not located in a flood plain,
(d) no special agreements exist with any governmental body or agency with respect to real estate taxes or assessed valuations payable in connection with the Owned Real Property and (e) there are no outstanding construction or mechanic's liens or rights to claim a construction or mechanic's lien in favor of any contractor, materialman or laborer or any other person in connection with the Owned Real Property other than ones that are reflected on the Closing Balance Sheet. Seller has not received any written notice of any violation of any occupancy permit held by Seller in connection with the Owned Real Property. There are no pending or threatened condemnation proceedings relating to the Owned Real Property.

     6.9  Leased Real Property. The real estate leased by Seller pursuant to
          --------------------
the Real Property Leases (the "Leased Real Property") is the only real estate leased by Seller that is used by the Division. To the best of Seller's knowledge, (a) each of the Real Property Leases, true and complete copies of which have been made available to Buyers, are valid and binding and in full force and effect as of the date of this Agreement, (b) except as set forth on
Schedule 6.9(b) hereto, Seller is not in material default under any of the Real Property Leases, (c) except as set forth on Schedule 6.9(c) hereto, no Real Property Lease requires the consent of any third party to its assignment in connection with consummation of the Transaction, (d) the Leased Real Property and the systems and fixtures located in the Leased Real Property for which Seller, as tenant, is responsible to maintain and repair are in good operating condition and repair in all material respects in light of their respective ages, ordinary wear and tear excepted (e) there are no outstanding construction or mechanic's liens or rights to claim a construction or mechanic's lien in favor of any contractor, materialman or laborer or any other person in connection with the Leased Real Property for which Seller, as tenant, is responsible other than ones that are reflected on the Closing Balance Sheet and (f) the roof of the Leased Real Property located at 200 International Drive, Mount Olive Township, NJ, is in good condition and will not need replacement during the original term of said lease. Seller has not received any written notice that the structures, improvements, systems and fixtures located on or in the Leased Real Property do not comply in any material respect with any applicable laws, ordinances, rules and regulations of any Governmental Agencies. Seller has not received any written notice of any pending or threatened condemnation proceedings relating to the Leased Real Property. Seller has not received any written notice of any violation of any occupancy permit held by Seller, as tenant, in connection with the Leased Real Property.

     6.10 Owned and Leased Tangible Personal Property. Except as set forth
          -------------------------------------------
on Schedule 6.10 hereto, Seller has, and will have on the Closing Date, good and marketable title to, or a valid leasehold interest in, all of the machinery, equipment, vehicles, furniture, fixtures and other tangible personal property owned or leased by Seller and used by the Division (collectively, "Tangible Personal Property"), free and clear of any lien, restriction, security interest or other encumbrance. Each lease of Tangible Personal Property is enforceable against Seller and, to the best of Seller's knowledge, against the other party thereto, in each case, in accordance with its terms. The maintenance and operation of the Tangible Personal Property complies in all material respects with all applicable laws, ordinances, rules and regulations of Governmental Agencies. The Tangible Personal Property is in good operating condition and repair in all material respects in light of its ages, ordinary wear and tear excepted.

     6.11 Sufficiency of Assets. Except as set forth on Schedule 6.11 hereto,
          ---------------------
the Assets constitute all of the assets used in, or necessary for, the operation and conduct of the business of the Division as presently conducted. The sale of the Assets by Seller to Buyer Sub at Closing in accordance with this Agreement effectively will convey to Buyer Sub the entire business of, and all of the tangible and intangible property used in, or necessary for, the operation and conduct of the business of the Division as presently conducted, other than the Excluded Assets.

     6.12  Certain Contracts.
           -----------------

           (a) Except as set forth on Schedule 6.12(a) hereto, Seller is not a party to any: (i) agreement, contract or commitment for the future purchase by the Division of, or payment by the Division for, supplies or products involving in any one case $250,000 or more; (ii) agreement, contract or commitment for the Division to sell or supply products or to perform services involving in any one case $500,000 or more; (iii) any other agreement of the Division under which the consequences of a default by the Division or the termination thereof would have a Division Adverse Effect; or (iv) any other agreement or group of related agreements, the performance of which involves consideration in excess of $250,000. Except as set forth on Schedule 6.12(a) hereto, (i) each of the agreements, contracts and commitments listed on Schedule 6.12(a) hereto (the "Material Contracts"), true and complete copies of which have been made available to Buyers, is enforceable against Seller and, to the best of Seller's knowledge, against the other party thereto, in each case, in accordance with its terms, (ii) Seller is not in material default under any of the Material Contracts, (iii) no supplier of Seller that is a party to a Material Contract has given Seller written notice of its intention to terminate or materially decrease its supply of products or services to the Division other than in the ordinary course of business, (iv) no customer of Seller that is a party to a Material Contract has given Seller written notice of its intention to terminate or materially decrease its purchase of products or services from the Division other than in the ordinary course of business, (v) no Material Contract requires the consent of any party thereto to its assignment in connection with the consummation of the Transaction, (vi) no other agreement of the Division under which the consequences of failing to obtain the consent of any party thereto to its assignment required in connection with the consummation of the Transaction would materially adversely effect Buyers' ability to operate the business of the Division as presently conducted and (vii) no purchase commitment for materials, supplies, component parts or other items of inventory for the Division is in excess of the ordinary, normal, usual and current requirements of the Division or at a price in excess of the reasonable market price.

          (b) Except as set forth on Schedule 6.12(b) hereto, Seller is not a party to any (i) agreement, contract or commitment limiting or restraining the Division or any successor thereto from engaging or competing in any manner or in any business, (ii) distribution, dealer, representative or sales agency agreement, contract or commitment relating to the Division, (iii) any agreement for the employment of any individual, (iv) any joint venture or partnership agreement with respect to the Division or (v) any confidentiality agreement with respect to the Division unrelated to the supply or acquisition of products or the performance or acquisition of services.

         6.13 Warranties; Product Claims. Schedule 6.13 hereto sets forth the
              --------------------------
material warranty claim experience of the Division for the three-year period covered thereby. Except as set forth on Schedule 6.13 hereto, no material return or warranty claims are pending or, to best of Seller's knowledge, threatened with respect to products sold or services performed by the Division for which the Division may have continuing liability or obligations as of the date hereof.

         6.14 Compliance with Laws. Except as set forth on Schedule 6.14 hereto,
              --------------------
since January 1, 1999, (a) Seller has complied, in all material respects, with all laws, judgments, orders, decrees, rulings, rules and regulations of Governmental Agencies applicable to the

Division and (b) Seller has not received any written claim or notice that it is not in compliance with any such laws, judgments, orders, decrees, rulings, rules or regulations.

         6.15 Licenses and Permits. Schedule 6.15 hereto sets forth all material
              --------------------
licenses, permits and other authorizations from Governmental Agencies applicable to or necessary for the operation of the Division (the "Permits"). Seller has not received any written notice of revocation or suspension of any Permit.

         6.16 Environmental Matters.
              ---------------------

              (a) Except as set forth on Schedule 6.16(a) hereto, with respect to the Assets and their operation (including, but not limited to, the Owned Real Property and the real estate leased by Seller pursuant to the Real Property Leases), Seller is in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by Seller of all Permits required for the Assets and their operation under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failure to be in compliance would not have a Division Adverse Effect, and there are no proceedings to materially modify or revoke any such Permits.

              (b) Except as set forth on Schedule 6.16(b) hereto, with respect to the Assets, there is no Environmental Claim (as defined in Section 16.9) pending or, to the best of Seller's knowledge, threatened against Seller which would have a Division Adverse Effect.

              (c) Except as set forth on Schedule 6.16(c) hereto, with respect to the Assets and their operation, there are no present or past actions, activities, omissions, circumstances, conditions, events or incidents, including, without limitation, the Release, threatened Release or presence of any Hazardous Material which could form the basis of any Environmental Claim against Seller which would have a Division Adverse Effect.

          (d) Except as set forth on Schedule 6.16(d) hereto, there are no underground storage tanks, whether in use or closed, under any Owned Real Property or real estate leased by Seller pursuant to the Real Property Leases.

          (e) Except as set forth on Schedule 6.16(e) hereto, Seller has provided or made available to Buyers true and complete copies of all material reports, studies, surveys, data, governmental communications and similar documents in Seller's possession regarding the Assets' compliance with Environmental Laws any Environmental Releases and any Environmental Claims.

          (f) Except as set forth on Schedule 6.16(f) hereto, to the best knowledge of Seller, no reason exists why the Assets would not be capable of continued operation immediately following the Closing Date as currently operated, in material compliance with applicable Environmental Laws.

     6.17 Intellectual Property.
          ---------------------

          (a) Except as set forth on Schedule 6.17(a) hereto, (i) Seller is the owner of the entire right, title and interest in and to the Division Intellectual Property, free and clear of any claims, liens or other rights of third parties, other than express and implied nonexclusive licenses granted to customers in the ordinary course of business, and has the right to sell, convey, transfer, assign and deliver the Division Intellectual Property to Buyer Sub as contemplated herein, (ii) the operations of the Division, as conducted within the last three (3) years, do not infringe, misuse or misappropriate any third party intellectual property rights, except for such infringement, misuse or misappropriation as would not have a Division Adverse Effect, and Seller has no knowledge of any claim, and has not within the last three (3) years received any notice of any claim of, infringement, misuse or misappropriation of any third party intellectual property rights by the Division, (iii) Seller has no knowledge of any unauthorized infringement, misuse or misappropriation of the Division Intellectual Property rights by any third party, including any employee or former officer, director or employee of Seller, (iv) the Division Intellectual Property rights are all of the intellectual property rights required for the conduct of business of the Division, as presently conducted,
(v) all software included in the Division Intellectual Property which is listed in Schedule 6.17(d)(i) as owned software is original with the Division and has been either created by employees of Seller on a work-for-hire basis or by consultants or contractors who have created such software themselves and have assigned or are under an obligation to assign all rights they may have in such software to Seller, (vi) all copies of third-party software in use by the Division or resident on computers owned or controlled by the Division ("Third-Party Software") are duly licensed to Seller under license agreements permitting the use thereof as currently used in the conduct of the business of the Division, except where failure to possess such licensed rights would not have a Division Adverse Effect, (vii) no license or maintenance fees are payable by Seller with respect to any Third Party Software, except as specifically reflected as liabilities of the Division to be assumed by Buyers hereunder, and
(viii) Seller has taken precautions consistent with applicable industry practice to maintain the confidentiality of its information which derives economic value, actual or potential, from not being generally known to any other Person (as defined in Section 16.9) who can obtain economic value from its disclosure or use, except where the failure to take such precautions would not have a Division Adverse Effect.

          (b) Except as set forth on Schedule 6.17(b) hereto and except for express or implied nonexclusive licenses granted to customers in the ordinary course of business, Seller has not granted any licenses, sublicenses or permissions or other rights to use any of the Division Intellectual Property to any third party. Seller is not, nor will it be as a result of the execution and delivery of this Agreement or the consummation of the Transaction, in breach of any license, sublicense or other agreement of Seller relating to the Division Intellectual Property, except for such breaches as would not have a Division Adverse Effect, and Seller has not received any notice or claim of any breach of any such license, sublicense or other similar agreement of Seller relating to the Division Intellectual Property.

          (c) Other than in the ordinary course of business, Seller has not entered into any agreement to indemnify any third party against any charge of infringement of the intellectual property rights of any third party.

          (d) Schedule 6.17(d)(i) hereto sets forth a list of all software owned by Seller and included in the Division Intellectual Property. Schedule 6.17(d)(ii) hereto sets forth a list of all material Third Party Software and maintenance or support agreements relating to Third Party Software, other than Third Party Software licensed on a "shrinkwrap" basis and acquired at a license cost of less than $500 per copy.

     6.18 Benefit Plans.
          -------------

          (a) Controlled Group or Affiliated Service Group. Except as set forth
              --------------------------------------------
on Schedule 6.18(a) hereto, no other corporation, trade, business, or other entity, other than Seller or any of its subsidiaries, would, together with Seller or any of its subsidiaries, constitute a single employer within the meaning of Section 414 of the Code. Seller and its subsidiaries and any other entities which constitute a single employer within the meaning of Section 414 of the Code are hereinafter collectively referred to as the "Company Group."

          (b)  List of Employee Benefit Plans. Schedule 6.18(b) hereto sets
               ------------------------------
forth a true and complete list of all of the following types of agreements or plans which are presently in effect and which cover employees of the Division ("Employees") (other than multiemployer plans within the meaning of Sections 3(37) and 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or, with respect to any pension benefit plan within the meaning of Section 3(2) of ERISA, which are subject to Title IV of ERISA that are sponsored by any member of the Company Group (such plans, hereinafter, the "Company Plans")), and indicating, with respect to each, the plans which the Division maintains or contributes to on behalf of the Employees:

               (i) Any employee benefit plan as defined in Section 3(3) of ERISA and any trust or other funding agency created thereunder, or under which any member of the Company Group, has any outstanding, present, or future obligation or liability, or under which any Employee or former Employee has any present or future right to benefits which are covered by ERISA; or

               (ii) Any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance or other employee benefit plan, program, policy or arrangement, whether written or unwritten, formal or informal, which any member of the Company Group maintains or to which any member of the Company Group has any outstanding, present or future obligations to contribute to, contingent or otherwise, or to which any member of the Company Group has any liability.

Seller has delivered to Buyers true and complete copies of all written plan documents and contracts evidencing the Company Plans, as they may have been amended to the date hereof, together with the following: (1) all documents, including any insurance contracts and trust agreements, setting forth the terms of the Company Plan, or if there are no such documents evidencing the Company Plan, a full description of the Company Plan, (2) the ERISA summary plan description, if any, and any other summary of plan provisions provided to participants or beneficiaries for each such Company Plan, (3) all documents, including without limitation, Forms 5500, relating to any Company Plans required to have been filed prior to the date hereof with governmental authorities for each of the three most recently completed plan years with respect to each Company Plan, (4) each favorable determination letter, opinion or ruling from the Internal Revenue Service ("IRS") for each Company Plan, the assets of which are held in trust, to the effect that such trust is exempt from federal income tax, including any outstanding request for a determination letter, (5) each opinion or ruling from the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC") with respect to such Company Plans and (6) financial statements and actuarial reports, if any, for each Company Plan for the three most recently completed plan years.

          (c)  Qualified Employee Benefit Plans.
               --------------------------------

               (i) Except as to those plans identified on Schedule 6.18(c) hereto as tax-qualified Company Plans (the "Company Qualified Plans"), no member of the Company Group maintains a Company Plan which meets or was intended to meet the requirements of Section

401(a) of the Code. The IRS has issued favorable determination letters to the effect that each Company Qualified Plan qualifies under Section 401(a) of the Code and that any related trust is exempt from taxation under Section 501(a) of the Code, and such determination letters remain in effect and have not been revoked. The Company Qualified Plans currently comply in form with the requirements under Section 401(a) of the Code, other than changes required by statutes, regulations and rulings for which amendments are not yet required.

               (ii) Except as set forth on Schedule 6.18(c) hereto, no issue concerning the qualification of the Company Qualified Plans is pending before or is threatened by the IRS. The Company Qualified Plans have been administered according to their terms (except for those terms which are inconsistent with the changes required by statutes, regulations, and rulings for which changes are not yet required to be made, in which case the Company Qualified Plans have been administered in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of Section 401(a) of the Code. No member of the Company Group or, to the best of Seller's knowledge, any fiduciary of any Company Qualified Plan has done anything that would adversely affect the qualified status of the Company Qualified Plans or the related trusts.

               (iii) Any Company Qualified Plan which is required to satisfy Sections 401(k)(3) and 401(m)(2) of the Code has been tested for compliance with, and has satisfied the requirements of Sections 401(k)(3) and 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

          (d)  Compliance with All Statutes, Orders and Rules. Each
               ----------------------------------------------
member of the Company Group is in material compliance with the requirements prescribed by any and all statutes, orders, governmental rules and regulations applicable to the Company Plans and all reports and disclosures relating to the Company Plans required to be filed with or furnished to any governmental entity, participants or beneficiaries prior to the Closing Date have been or will be filed or furnished in a timely manner and in accordance with applicable law.

          (e)  Termination or Partial Termination of Plan. Except as set forth
               ------------------------------------------
on Schedule 6.18(e) hereto, no termination or partial termination of any Company Qualified Plan has occurred which could result in any liability for Buyers nor has a notice of intent to terminate any Company Qualified Plan been issued by a member of the Company Group.

          (f)  Defined Benefit Plans and Money Purchase Plans. With respect to
               ----------------------------------------------
any Company Qualified Plan or any member of the Company Group, no termination liability to the PBGC has been or is expected to be incurred or would be incurred if any Company Qualified Plan were terminated on the Closing Date and the current present value of all projected benefit liabilities under each of the Company Qualified Plans subject to Title IV of ERISA do not, as of the date hereof, exceed the then current value of the assets of such Company Qualified Plan. No Company Qualified Plan has suffered any accumulated funding deficiency within the meaning of Section 302 of ERISA and Section 412 of the Code. No member of the Company Group has any outstanding liability under Section 4971 of the Code. As of the date hereof, all required premium payments for Company Qualified Plans have been made, when due, to the PBGC. No event or condition exists with respect to any Company Qualified Plan which could be deemed a "reportable event" as defined in Section 4043 of ERISA, with respect to which the 30-day notice requirement has not been waived and which could result in a liability to Buyers, and no condition exists which would subject Buyers to a fine under Section 4071 of ERISA. There is no lien upon any property of any member of the Company Group outstanding pursuant to Section 412(n) of the Code in favor of any Company Plan. No assets of any member of the Company Group have been provided as security to any Company Plan pursuant to
Section 401(a)(29) of the Code.

          (g) Funding. Each member of the Company Group has made full and timely
              -------
payment of, or has accrued pending full and timely payment, all amounts which are required under the terms of each of the Company Qualified Plans and in accordance with applicable laws to be paid as a contribution to each Company Plan and no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to a Company Qualified Plan. The assets of all Company Qualified Plans which are required under applicable laws to be held in trust are in fact held in trust. The liabilities of each Company Qualified Plan are properly and accurately reported on the financial statements and records of the Company. The assets of each Company Qualified Plan are reported at their fair market value on the books and records of each plan in accordance with GAAP.

          (h) Multiemployer Plans.
              -------------------

              (i) Except as set forth on Schedule 6.18(h)(i) hereto, no member of the Company Group maintains, or has at any time established or maintained, or has at any time been obligated to make, or made, contributions to or under any multiemployer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA (a "Multiemployer Plan")) on behalf of the Employees.

              (ii) Schedule 6.18(h)(ii) hereto sets forth all Company Group contributions made to each Multiemployer Plan on behalf of Employees for the twelve (12) months ending on the last day of Seller's most recent fiscal year.

               (iii) No member of the Company Group has any outstanding liability to a Multiemployer Plan, whether or not contested, resulting from a complete or partial withdrawal from any Multiemployer Plan.

               (iv) No withdrawal liability to any Multiemployer Plan covering Employees has been or is expected to be incurred or would be incurred which would result in any liability to Buyers if any member of the Company Group were to withdraw from such Multiemployer Plan on the Closing Date.

               (v) No member of the Company Group is liable or has been advised that it is liable for any funding taxes under Sections 413(b)(6) or 4971 of the Code which would result in any liability to Buyers on account of an accumulated funding deficiency of any Multiemployer Plan to which any member of the Company Group has contributed or is required to contribute.

          (i)  COBRA/HIPAA. Each member of the Company Group has complied in all
               -----------
material respects with the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and Sections 601 through 608 of ERISA with respect to the Company Plans. Each member of the Company Group has also complied in all material respects with the portability, access, and renewability provisions of Section K, Chapter 100 of the Code and Section 701 et. seq. of ERISA with respect to the Company Plans.

          (j)  Pending Claims or Suits. Other than routine claims for benefits,
               -----------------------
there are no actions, audits, investigations, suits or claims pending, or threatened against any Company Plan by or on behalf of any Employee or former Employee of the Division or any beneficiary thereof, any trust or other funding agency created thereunder, or against any fiduciary of any Company Plan or against the assets of any Company Plan.

           (k) Retiree Benefits. Except as set forth on Schedule 6.18(k) hereto, no member of the Company Group has any obligation to any retired or former Employee or any current Employee upon retirement or termination of employment under any Company Plan. Except as set forth on Schedule 6.18(k) hereto, no member of the Company Group maintains, or has at any time established or maintained, or has at any time been obligated to make, or made, contributions to or under any plan which provides post-retirement medical or health benefits with respect to Employees.

     6.19  Brokers or Finders. Except for Harris Williams & Co., whose fee will
           ------------------
be paid by Seller, no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with the Transaction based on any arrangement made by Seller.

     6.20  Books and Records. The books of account and other records of the
           -----------------
Division, all of which have been made available to Buyers, are complete and correct and have been maintained in accordance with sound business practices and GAAP, including the maintenance of an adequate system of internal controls. There are no minute books or stock record books for the Division or Seller.

     6.21  Labor Matters. Except as set forth on Schedule 6.21 hereto: (a)
           -------------
the Division has not in the last five (5) years, suffered any strike, slowdown, picketing or work stoppage by any union or other group of Employees, (b) the Division is not a party to and has no obligations under any agreement, collective bargaining or otherwise, with any party regarding the rates of pay or working conditions of any of the Employees, nor is the Division obligated under any agreement to recognize or bargain with any labor organization or union, (c) to the best of Seller's knowledge, there is no union organization activity among any of the Employees and (d) neither the Division, nor any of its officers or directors or Employees, have been charged or, to the best of Seller's knowledge, threatened with a charge of any unfair labor practice.

     6.22  Insurance. Schedule 6.22(a) hereto sets forth a complete and
           ---------
correct list and a brief description of all insurance policies (the "Policies") currently in effect which are owned or held by Seller, insuring the Division or the Assets. All Policies are in full force and effect and all premiums due and payable in respect thereof have been paid. Seller has complied with the provisions of the Policies, and the Policies are sufficient for compliance with all requirements of agreements to which Seller is a party. Since the respective dates of the Policies, no notice of cancellation or non-renewal with respect to any policy has been received by Seller. Schedule 6.22(b) sets forth a list of all material pending claims with respect to the Policies.

     6.23  Transactions with Affiliates. Except as set forth on Schedule 6.23
           ----------------------------
hereto, the Division has not purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from or entered into or been subject to any management, consulting or similar agreement with, any officer, partner, director or shareholder or affiliate of Seller or any of their respective affiliates. No officer, partner, director or shareholder or affiliate of Seller (other than the Division) owns any of the Assets.

     6.24  Investment Intent.
           -----------------

           (a) Seller is an accredited investor and has sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of the transactions contemplated by this Agreement or has relied for advice on a qualified purchase representative as defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act").

          (b) Seller has been given access to information requested by Seller regarding Buyer, including the opportunity to ask questions of and receive answers from the officers of Buyer concerning the present and proposed activities of Buyer and to obtain the information which Seller deems necessary or advisable in order to evaluate the merits and risks of the transactions contemplated by this Agreement, and Seller has made its own independent investi-gation of Buyer and the merits and risks of the transactions contemplated by this Agreement.

          (c) Seller is acquiring the Common Stock comprising the Share Consideration for its own account, for investment purposes, and not with a view to resale or for distribution of all or any portion of the Common Stock comprising the Share Consideration.

          (d) Seller understands that the Common Stock comprising the Share Consideration has not been, and will not be, registered under the Securities Act or under any state securities laws as of the Closing and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, and that the certificates representing the Common Stock comprising the Share Consideration will bear a legend in substantially the following form, as well as any other legend that may be required by applicable law:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE (THE "STATE LAWS"), BUT HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS THEREFROM. NO TRANSFER OF THESE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE APPROPRIATE STATE LAWS, UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER DOES NOT REQUIRE SUCH REGISTRATION.

          (e) Seller has been provided with the information specified in Rule 502(b)(2)(ii)(B) and (C) under the Securities Act and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the Common Stock comprising the Share Consideration.

          (f) Seller has not been offered the Common Stock comprising the Share Consideration by any form of general advertising or general solicitation.

          (g) Seller is able to bear the economic risk and lack of liquidity inherent in holding the Common Stock comprising the Share Consideration.

     6.25 No Power of Attorney. Except as set forth on Schedule 6.25 hereto,
          --------------------
Seller has not granted any power of attorney to any Person with respect to the Division which is currently in force.

     6.26 Warranties True and Correct. To the knowledge of Seller, no
          ---------------------------
representation or warranty by Seller in this Agreement or in any Schedule and Exhibit hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE VII

                   REPRESENTATIONS AND WARRANTIES OF BUYERS
                   ----------------------------------------

     Buyers represent and warrant to Seller that the following statements are true and correct as of the date of this Agreement, and will be true and correct as of the Closing Date:

     7.1 Organization; Authority; Qualification. Buyer is a company duly
         --------------------------------------
organized, validly existing and in good standing under the laws of Bermuda. Buyer Sub is a corporation duly organized and validly existing under the laws of the State of Wisconsin. Each of Buyer and Buyer Sub has the corporate power and authority to carry on its business as presently conducted and to execute and deliver this Agreement and consummate the Transaction.

     7.2 Authorization; Valid and Binding Obligation. This Agreement has been
         -------------------------------------------
duly executed and delivered by Buyers and constitutes a legal, valid and binding obligation of Buyers, enforceable against Buyers in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the discretion of the court before which any proceeding therefor may be brought. The issuance by Buyer of the Common Stock comprising the Share Consideration has been duly authorized, and upon delivery to Seller of a certificate therefor, the shares of Common Stock comprising the Share Consideration shall be validly issued, fully paid and non-assessable and free of preemptive rights and any liens or encumbrances of any kind whatsoever.

     7.3  Capital Structure.
          -----------------

          (a) The authorized stock of Buyer consists of 250,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), of which 1,000,000 shares have been designated Series Preferred Stock ("Series A Junior Participating Preferred Stock"). At the close of business on January 15, 2001, (i) 39,217,199 shares of Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights and no shares of Series A Junior Participating Preferred Stock were issued and outstanding, (ii) no shares of Common Stock were held in the treasury of Buyer or by the subsidiaries of Buyer and (iii) 5,000,000 shares of Common Stock were reserved for future issuance pursuant to stock option or stock purchase plans. Except as disclosed in the Buyer SEC Documents (as defined in Section 7.4), there are no outstanding contractual obligations of Buyer or any of its subsidiaries (w) restricting the transfer of, (x) affecting the voting rights of, (y) requiring the registration for sale of or (z) granting any preemptive or antidilutive rights with respect to, any shares of Common Stock or Preferred Stock.

          (b) The authorized stock of Buyer Sub consists of 9,000 shares of common stock, par value $.01 per share ("Buyer Sub Common Stock"). At the close of business on January 22, 2001, (i) 100 shares of Buyer Sub Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Buyer Sub Common Stock were held in the treasury of Buyer Sub or by the subsidiaries of Buyer Sub and (iii) no shares of Buyer Sub Common Stock were reserved for future issuance pursuant to stock option or stock purchase plans. There are no outstanding contractual obliga-tions of Buyer Sub or any of its subsidiaries (w) restricting the transfer of,
(x) affecting the voting rights of, (y) requiring the registration for sale of or (z) granting any preemptive or antidilutive rights with respect to, any shares of Common Stock or Preferred Stock.

     7.4  SEC Documents and Other Reports. Buyer has filed all required
          -------------------------------
documents with the Securities and Exchange Commission (the "SEC") since July 31, 2000 (the "Buyer SEC Documents"). As of their respective dates, the Buyer SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be, and, at the respective times they were filed, none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Buyer is eligible to use Form S-3 for the registration of its securities under the Securities Act. The consolidated financial statements (including, in each case, any notes thereto) of Buyer included in the Buyer SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q or the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in accordance with GAAP the consolidated financial position of Buyer and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to any other adjustments described therein and normal year-end audit adjustments).

     7.5  No Violation, Consents and Approvals.
          ------------------------------------

          (a) Neither the execution and delivery of this Agreement by Buyer and Buyer Sub nor the consummation of the Transaction by Buyer and Buyer Sub will
(i) conflict with or result in a breach of (A) in the case of Buyer, the Memorandum of Continuance or Bye-laws of Buyer as currently in effect, or (B) in the case of Buyer Sub, the Articles of Incorporation or Bylaws of Buyer Sub as currently in effect, (ii) violate or conflict with any law, judgement, order, decree, injunction, ruling, rule or regulation of any Governmental Agency applicable to Buyers, (iii) violate, conflict with or result in a breach of or default (or any event which, with the lapse of time or the giving of notice or both, would constitute an event of default) under any agreement, lease, loan, note or other obligation of Buyers which would have a Buyer Adverse Effect (as defined in Section 16.9) or (iv) violate, conflict with or result in a breach of or default (or any event which, with the lapse of time or the giving of notice or both, would constitute an event of default) under any agreement, lease, loan, note or other obligation of Buyers which would materially adversely effect Buyers' ability to perform its obligations hereunder or consummate the Transaction.

          (b) Except as set forth on Schedule 7.5 hereto and except for the filing with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission pursuant to the HSR Act, there are no authorizations, consents, approvals or notices required to be obtained by Buyers from any Governmental Agency or waiting periods required to expire, in connection with the execution and delivery of this Agreement or the consummation of the Transaction.

     7.6  Litigation. Except as set forth on Schedule 7.6 hereto, there are no
          ----------
actions, suits, proceedings or governmental investigations pending or, to the best of Buyers' knowledge, threatened (a) against or involving Buyers which would have a Buyer Adverse Effect or (b) against Buyers challenging the validity or propriety of, or otherwise relating to or involving, this Agreement or the consummation of the Transaction.

     7.7  Funds. Buyer has sufficient available sources of funds to satisfy all
          -----
obligations of Buyers hereunder, including, without limitation, payment of the Purchase Price and will make such funds available to Buyer Sub.

     7.8  Tax Matters.
          -----------

          (a) Except as set forth on Schedule 7.8(a) hereto, to the best of each of Buyer's and Buyer Sub's knowledge, Buyer and Buyer Sub each have duly filed all income and other material Tax Returns required to be filed by Buyer and Buyer Sub, respectively (taking into account any extensions), and each have duly paid all Taxes due or claimed to be due from Buyer and Buyer Sub, respectively, by any Taxing Authority in respect of Buyer's and Buyer Sub's properties, income, franchises, licenses, sales, wages, compensation or payrolls, respectively.

          (b) Except as set forth on Schedule 7.8(b) hereto, there is no audit, examination, deficiency or refund litigation pending and no Taxing Authority has given written notice of the commencement of any audit, examination or deficiency litigation with respect to any Taxes of Buyer or Buyer Sub.

     7.9  Compliance with Laws. Except as set forth on Schedule 7.9 hereto,
          --------------------
since July 31, 2000, (a) Buyer has complied, in all material respects, with any such laws, judgments, orders, decrees, rulings, rules and regulations of Governmental Agencies applicable to Buyer and (b)

Buyer has not received any written claim or notice that it is not in material compliance with any such laws, judgments, orders, decrees, rulings, rules and regulations. Since January 22, 2001, (a) Buyer Sub has complied, in all material respects, with all laws, judgments, orders, decrees, rulings, rules and regulations of Governmental Agencies applicable to Buyer Sub and (b) Buyer Sub has not received any written claim or notice that it is not in compliance with any such laws, judgments, orders, decrees, rulings, rules and regulations.

     7.10      Intellectual Property.
               ---------------------

               (a) Except as set forth on Schedule 7.10(a) hereto, Buyer and Buyer Sub and their respective subsidiaries have such ownership of, or such rights by license or other agreement to use, all patents and patent applications, trademarks and service marks, trademark and service mark registrations and applications, trade names, logos, copyrights, copyright registrations and applications, trade secrets, know-how, propriety processes and formulae and computer software programs as are necessary to permit Buyer and Buyer Sub and their respective subsidiaries to conduct their respective businesses as currently conducted (collectively, the "Buyers Intellectual Property"), except where the failure to have such ownership, license or right to use would not, individually or in the aggregate, have a Buyer Adverse Effect.

               (b) To the best of each of Buyer's and Buyer Sub's knowledge, the conduct of the business of Buyer and Buyer Sub and their respective subsidiaries as currently conducted does not infringe upon any intellectual property or other proprietary right of any third party, and there is no present or threatened infringement of the Buyers Intellectual Property by any third party, except, in either case, for such infringement as would not, individually or in the aggregate, have a Buyer Adverse Effect. Except as set forth on
Schedule 7.10(b) hereto, there are not
pending or, to the best of each of Buyer's and Buyer Sub's knowledge, threatened proceedings or litigation or other adverse claims by any person against the use by Buyer or Buyer Sub or their respective subsidiaries of any Buyers Intellectual Property that is owned by or licensed to Buyer or Buyer Sub or their respective subsidiaries.

     7.11      No Undisclosed Employee Benefit Plan Liabilities or Severance
               -------------------------------------------------------------
Arrangements. All "employee benefit plans," as defined in Section 3(3) of ERISA,
------------
maintained or contributed to by Buyers or their respective subsidiaries have been maintained in accordance with their terms and all applicable laws, including, without limitation, ERISA and the Code, and Buyers and their respective subsidiaries do not have any liabilities or obligations with respect to any such employee benefit plans, whether or not accrued, contingent or otherwise, except (a) as described in any of the Buyer SEC Documents or previously disclosed in writing to Seller and (b) for instances of noncompliance or liabilities or obligations that would not, individually or in the aggregate, have a Buyer Adverse Effect. No employee of Buyers will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any employee incentive or benefit plan, program or arrangement as a result of the transactions contemplated by this Agreement, either alone or in combination with another event.

     7.12      Absence of Certain Changes. Except as set forth on Schedule 7.12
               --------------------------
hereto and as disclosed in the Buyer SEC Documents, since July 31, 2000 and through the date hereof, Buyer and its subsidiaries has operated its business in the ordinary course consistent with past practice and there has not been an adverse change (or event or condition that could result in an adverse change) in the assets, liabilities or financial condition of Buyer and its subsidiaries taken as a whole in an amount of $1,500,000 or more.

     7.13      Environmental Matters.
               ---------------------

               (a) Except as set forth on Schedule 7.13(a) hereto, Buyers are in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by Buyers of all Permits required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failure to be in compliance would not have a Buyer Adverse Effect, and there are no proceedings to materially modify or revoke any such Permits.

               (b) Except as set forth on Schedule 7.13(b) hereto, there is no Environmental Claim pending or, to the best of each of Buyer's and Buyer Sub's knowledge, threatened against Buyers which would have a Buyer Adverse Effect.

               (c) Except as set forth on Schedule 7.13(c) hereto, there are no present or past actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release, threatened Release or presence of any Hazardous Material which could form the basis of any Environmental Claim against Buyers which would have a Buyer Adverse Effect.

     7.14      Brokers or Finders. No agent, broker, investment banker,
               ------------------
financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with the Transaction based on any arrangement made by Buyers.

     7.15      Warranties True and Correct. To the knowledge of Buyers, no
               ---------------------------
representation or warranty by Buyers in this Agreement or in any Schedule or Exhibit hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                 ARTICLE VIII

                              COVENANTS OF SELLER
                              -------------------

     8.1       Affirmative Covenants. From and after the date of this Agreement
               ---------------------
and through the earlier of the Closing or the termination of this Agreement pursuant to Article XIV, Seller shall, unless Buyers otherwise consent in writing:

               (a) use its commercially reasonable best efforts to satisfy the conditions precedent to the obligations of Buyers specified in Article XI;

               (b) conduct the business of the Division in the ordinary course consistent with past business practices;

               (c) use its commercially reasonable best efforts to keep available the services of the present Employees;

               (d) use its commercially reasonable best efforts to maintain the Division's present business relationships with customers and suppliers;

               (e) comply in all material respects with all laws, judgments, orders, decrees, rulings, rules and regulations applicable to the Division or the Assets;

               (f) cause the Division to maintain its books, records and accounts in its customary and usual manner;

               (g) maintain in full force and effect all policies of insurance in effect on the date of this Agreement relating to the business of the Division;

               (h) maintain all of the Assets in the existing condition, reasonable wear and tear excepted;

               (i) prepare and timely and properly file all income and other material federal, state, local, foreign and other Tax Returns required to be filed with respect to Seller and the business of the Division for Tax liabilities arising prior to the Closing; and

               (j) use its commercially reasonable best efforts to obtain and deliver to Buyers, prior to closing, an estoppel certificate from the landlord of each Real Property Lease in form reasonably acceptable to Seller and Buyers.

     8.2       Negative Covenants. Except as set forth on Schedule 8.2 hereto,
               ------------------
from and after the date of this Agreement and through the earlier of the Closing or the termination of this Agreement pursuant to Article XIV, Seller shall not, without the prior written consent of Buyers:

               (a) enter into any contract or commitment in connection with the business of the Division extending beyond the Closing Date, except in the ordinary course of business consistent with past practice;

               (b) terminate, modify or amend any Permit or any of the Real Property Leases or Material Contracts;

               (c) (i) adopt, enter into, amend, alter or terminate (partially or completely) any Company Plan, (ii) enter into any employment, consulting, severance or compensation agreement with any Eligible Employee, (iii) hire more than twenty (20) new Employees or (iv) adjust in any way, either directly or indirectly, grant or agree to grant any increase in the wages, salary, bonus or other compensation, remuneration or benefits of any Employee, consultant or agent of the Division except for increases in wages, salary, bonus or other compensation under normal salary review procedures, without acceleration (provided that those individuals named in Section 8.6 shall not receive increases pursuant to this Section 8.2(c)(iv) and no individual shall receive an increase of more than five percent (5%) in wages, salary, bonus or other compensation), pursuant to new collective bargaining agreements or as required under applicable law or the terms of existing agreements or arrangements or as contemplated by this Agreement;

               (d) incur any indebtedness, liabilities or obligations of any nature in connection with the business of the Division, except current liabilities in the ordinary course of business consistent with past practice;

               (e) sell or transfer any of the Assets other than in the ordinary course of business consistent with past practice;

               (f) subject to any lien, charge or encumbrance (other than mortgages) any of the Assets; cancel any debts or waive any claims or rights of substantial value of the Division, other than in the ordinary course of business consistent with past practice and, if applicable, accounted for in accordance with GAAP as reflected on the Closing Balance Sheet;

               (g)  mortgage any of the Assets;

               (h) permit to lapse or dispose of any rights to the use of the Division Intellectual Property, or dispose of or disclose to any Person any trade secret, formula, process or knowhow not heretofore a matter of public knowledge;

               (i) extend credit in the sale of products of the Division, collection of receivables or otherwise, other than in the ordinary course of business consistent with past practice;

               (j) make any change in any method of accounting practice, procedure, or policy with respect to the Division, other than changes required by GAAP; or

               (k)  enter into any commitment to do any of the foregoing.

     8.3       Alternative Proposals.  From and after the date of this Agreement
               ---------------------
and through the earlier of the Closing Date or the termination of this Agreement pursuant to Article XIV, Seller will not, and will direct its partners, officers, directors, advisors and representatives not to, directly or indirectly, (a) encourage or solicit any inquiries or proposals by, or furnish any information to, any Person concerning any sale, lease, exchange, mortgage, pledge, transfer or disposition of all or substantially all of the Assets in a single transaction or series of related transactions (collectively, an "Alternative Transaction"), (b) engage in any discussions or negotiations concerning any Alternative Transaction or (c) enter into any agreement or under-standing concerning any Alternative Transaction. If after the date hereof Seller receives an inquiry from any Person concerning an Alternative Transaction, Seller will inform such Person of Seller's obligations under this Section 8.3. If after the Transaction is publicly announced Seller receives any proposal for an Alternative Transaction, Seller will inform Buyer of the terms thereof. Upon the execution of this Agreement, (a) to the extent that any information regarding the Division has been furnished prior to the date hereof to any third party in connection with an Alternative Transaction proposed by such third party, Seller shall, as promptly as practicable, request that such third party return to Seller or destroy such information and (b) Seller shall cancel any meetings with any such third party for the purpose of such third party conducting a due diligence investigation of the Division.

     8.4       Noncompetition. For a period of five (5) years from the Closing
               --------------
Date, Seller and any affiliate or partner of Seller shall not, directly or indirectly, (a) acquire, own, assist, manage or participate, within any geographic area in which the Division conducted its business on or prior to the Closing Date, in any business, trade or other enterprise involved in the manufacture, assembly, distribution or sale of any electronic enclosure products which are the same or substantially the same as the products manufactured, assembled or distributed or sold by Seller on or prior to the Closing Date or (b) solicit or induce any customer or supplier of the Division as of the Closing Date to limit, curtail, reduce, cancel or terminate its business with the Division. Seller further agrees that the terms and conditions of this Section 8.4 are reasonable and necessary for the protection of the legitimate interests of Buyers and to prevent loss or damage to Buyers as a result of action taken by Seller or its affiliates and partners. Notwithstanding the foregoing provisions of this
Section 8.4, Seller and its affiliates or partners (a) may own any amount of securities in APW Ltd., (b) may own or acquire securities of any other entity the securities of which are publicly traded if the value of the securities of such other entity so owned or held is less than five percent (5%) of the total value of all the then outstanding securities of such entity in the aggregate and
(c) may own and acquire passive investments in any private equity fund.

     8.5       Minimum Net Worth. Until the date fifteen (15) months after the
               -----------------
Closing Date, Seller shall maintain a net worth of not less than $50,000,000 and thereafter and until the expiration of the survival periods for the representations and warranties in Sections 6.1, 6.2, 6.6, 6.11 and 6.16 pursuant to Section 15.5, Seller shall maintain a minimum net worth of not less than $15,000,000.

     8.6       Key Employees.  Seller acknowledges that Buyer has informed
               -------------
Seller that it intends to ask each of Ralph Sandle, Jr., Richard Rose, Donald S. DeStefano, Thomas C. Dow, Kevin D. Phillips, David K. Smith and John G. Andy to enter into its standard form noncompete and confidentiality agreements and Seller shall instruct its senior executives not to discourage these individuals from entering into such agreements.

                                  ARTICLE IX

                              COVENANTS OF BUYERS
                              -------------------

     9.1       U.S. Revenue Procedure 96-60.  Under U.S. Revenue Procedure
               ----------------------------
96-60, Buyers will act as a successor employer for Seller for wage reporting purposes for the calendar year 2001 as long as the Closing Date is prior to December 31, 2001.

     9.2       Transfer of Common Stock. If at any time after the Closing,
               ------------------------
Seller requests Buyer's transfer agent to transfer all or any portion of the shares of Common Stock comprising the Share Consideration, and in connection therewith, provides Buyer and Buyer's transfer agent with an opinion of counsel reasonably satisfactory to Buyer to the effect that registration under the Securities Act is not required in connection with such transfer, Buyer shall cause its transfer agent to effect such transfer promptly.

                                   ARTICLE X

                               MUTUAL COVENANTS
                               ----------------

     10.1      Access to Information. From the date of this Agreement and
               ---------------------
through the earlier of the Closing or the termination of this Agreement as provided in Article XIV, Buyers and their officers, directors, agents, lenders, employees and representatives shall have the right at any time during normal business hours (in a manner that does not unreasonably interfere with the business operation of Seller), with reasonable advance notice, to visit and inspect the Division's offices, plants and properties and to examine its books, agreements, accounts and records and to request and receive from Seller information concerning the Assets and the Division.

     10.2      Access to Books After the Closing. Buyers shall maintain intact
               ---------------------------------
for a period of at least six (6) years after the Closing all books, records and other data of or relating to the Assets or the Division with respect to the period prior to the Closing and none of these books, records and other data may thereafter be destroyed without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed. Seller shall be provided reasonable access to these books, records and other data during normal business hours, upon request. Following the Closing, Seller and Buyers shall cooperate with each other, and will cause their officers and employees to so cooperate, in the furnishing of information, testimony and other assistance in connection with any action, judicial or administrative proceeding, claim or dispute to which any party is or becomes a party relating to the Assets, Division, Assumed Liabilities or Excluded Liabilities, or in connection with the preparation of financial statements or Tax Returns or the preparation for any audit or other examination of Seller by any Taxing Authority or other Governmental Agency relating to the Assets, Division, Assumed Liabilities or Excluded Liabilities. Seller and Buyers shall cooperate with each other and make available or cause to be made available to each other in a timely fashion such Tax data, prior Tax Returns and filings and other information as may be reasonably required for the preparation by Seller and Buyers of any Tax Returns, elections, consents or certificates required to be prepared and filed by Seller and Buyers. Seller and Buyers shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes involving the business of the Division.

               Buyers shall reimburse Seller, or Seller shall reimburse Buyers, as the case may be, for reasonable out-of-pocket expenses in providing such cooperation as described in this Section 10.2.

     10.3      Bulk Sales.  Seller and Buyers hereby waive the provisions of
               ----------
any applicable Bulk Sales Laws.

     10.4      Employment.
               ----------

               (a) Prior to the Closing Date, Buyer Sub shall offer employment (such employment to become effective as of the Closing) to those employees of Seller and its affiliates who are listed on Schedule 10.4 hereto (all such employees hereinafter referred to as "Eligible Employees"). For the avoidance of doubt, the parties hereto agree that Schedule 10.4 shall include employees who are on workers' compensation or short term disability leave of absence. All such offers of employment shall be made in accordance with all applicable laws and regulations and shall offer terms of employment (including, without limitation, salary levels, bonus opportunities, commissions, pension and welfare benefits, severance benefits, vacation and fringe benefits) which are comparable in the aggregate to those which are provided to similarly situated United States employees of Buyer and Buyer's United States affiliates. Each Eligible Employee who accepts such an offer shall become an employee of Buyer Sub as of the Closing (each such person referred to hereinafter as a "Transferred Employee"). Effective as of the Closing, each Eligible Employee shall cease to be employed by Seller and, except as required by law, participation by each such Eligible Employee in Seller's Benefit Plans (as defined in Section 16.9) shall cease. From and after the Closing Date, Buyer Sub shall pay, discharge and be responsible for all salary, wages, benefits and any other claims arising out of or relating to the employment of the Transferred Employees by Buyer Sub from and after the Closing, and shall indemnify and hold Seller harmless against any expenses, costs, claims or other liabilities associated with such employment.

               (b) With respect to each plan of Buyer or any affiliate of Buyer maintained following the Closing Date in which any Transferred Employee participates (each a "Buyer's Plan") that is a severance or termination pay plan or an "employee benefit plan," as defined in Section 3(3) of ERISA, for purposes of determining eligibility to participate, vesting and entitlement to benefits (including severance benefits and vacation entitlement, but not accruals under any defined benefit pension plan), service with Seller or its affiliates (or predecessor employers to the extent Seller provided past service credit) shall be treated as service with Buyer or such affiliate, as the case may be; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. With respect to each Transferred Employee, each Buyer's Plan shall waive any pre-existing condition limitations, waiting period requirements or evidence of insurability requirements. Transferred Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Buyer's Plan. Nothing contained in this Section 10.4 shall be construed as requiring Buyer or any affiliate of Buyer to continue the employment of any Transferred Employee following the Closing Date.

               (c) If an Eligible Employee's response to an offer of employment made by Buyer Sub in compliance with Section 10.4(a) qualifies such Eligible Employee for termination pay or severance pay under any termination or severance plan of Seller, then Seller shall be responsible for such payments. Buyer Sub shall be responsible for, and shall indemnify and hold

Seller harmless with respect to, all severance benefits or termination pay that becomes payable in connection with any failure by Buyer Sub to comply with
Section 10.4(a) or as a result of termination of any Transferred Employee's employment with Buyer Sub following the Closing. Nothing in this Agreement shall be construed as an acknowledgment or admission of liability to pay termination or severance pay pursuant to any plan or program of Seller or Buyer.

               (d) Effective as of the Closing Date, all Eligible Employees shall cease participation in the CLP Profit Sharing and Savings Plan and the CLP Hourly Union Saving Plan (collectively, "Seller's Savings Plans"). As soon as practicable following the Closing, Buyer or an affiliate thereof shall designate, or establish, a savings plan or savings plans, qualified under Sections 401(a) and 401(k) of the Code, and a trust or trusts thereunder that are exempt from tax under Section 501(a) of the Code (such plan or plans, "Buyer's 401(k) Plan"), and shall allow all Transferred Employees previously eligible to participate in Seller's Savings Plans to participate in Buyer's 401(k) Plan on the same terms and conditions as apply to other similarly situated employees of Buyers or such affiliate (if applicable), with service credit as described in Section 10.4(b). Buyer agrees that for a period of one year following the Closing Date the core contribution to Buyer's 401(k) Plan shall be increased based upon 2001 performance to reflect the overall employer contribution with respect to the CLP Profit Sharing and Savings Plan and the benefit accrual under the Seller's Pension Plan. As soon as practicable after the designation or establishment of Buyer's 401(k) Plan, and upon (i) the provision by Buyer of evidence reasonably satisfactory to Seller, which may be in the form of an opinion of Buyer's counsel, that Buyer's 401(k) Plan is qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code; (ii) the provision by Seller of evidence reasonably satisfactory to Buyer, which may be in the form of an opinion of Seller's counsel that Seller's Savings Plans are qualified under Section 401(c) of the Code and exempt from tax under
Section 501(a) of the Code; and (iii) satisfaction of any other applicable legal requirements to such transfer, Seller shall cause Seller's Savings Plans to transfer to the trust or trusts established under Buyer's 401(k) Plan, in cash or in other property reasonably acceptable to Buyer's 401(k) Plan's trustee, the full account balances of all Transferred Employees who have elected to participate in Buyer's 401(k) Plan, determined as of the date of transfer and without regard to any applicable vesting schedule under Seller's Savings Plans. As soon as practicable following the Closing, Seller shall make a contribution to Seller's Savings Plans for the period commencing January 1, 2000 and ending December 31, 2000 with respect to the Transferred Employees (the "Profit Sharing Contribution"). As soon as practicable following the profit sharing contribution to the CLP Profit Sharing and Savings Plan in respect of calendar year 2000, if any, Seller shall cause the CLP Profit Sharing and Savings Plan to make a second transfer to the trust established under Buyer's 401(k) Plan, in cash or other property reasonably acceptable to Buyer's 401(k) Plan's trustee, of the full account balances of all Eligible Transferred Employees (as defined in Section 16.9) then participating in Buyer's 401(k) Plan, determined as of the date of transfer. Seller and Buyer shall enter into an agreement reasonably satisfactory to Seller and Buyer and reflecting the terms of such transfer. The transfer of account balances and liabilities pursuant to this Section 10.4(d) is intended to comply with Section 414(l) of the Code and any other applicable legal requirements for such a transfer. From and after such transfer, Buyer shall indemnify and hold harmless Seller's Savings Plans and Seller, as well as their respective affiliates, directors, officers, employees, agents and fiduciaries, as applicable, from and against all losses, liabilities and expenses, including reasonable expenses and fees of counsel, attributable to any action or inaction of Buyer with respect to the account balances and liabilities transferred to Buyer's 401(k) Plan, except to the extent that such losses are due to acts or omissions of Seller accruing prior to such transfer. As to such matters, Seller shall indemnify and hold harmless Buyer's 401(k) Plan and Buyer, as well as their respective affiliates, directors, officers, employees, agents and fiduciaries, as applicable, from and against all losses, liabilities and expenses, including reasonable expenses and fees of counsel, attributable to any such acts or omissions of Seller. Buyer shall be responsible for the profit sharing accrual with respect to the CLP Profit Sharing and Savings Plan for the period commencing on January 1, 2000 and ending on December 31, 2000 and shall reimburse Seller with respect to the Profit Sharing Contribution within thirty (30) days of Closing (but not later than March 1, 2001).

               (e) As of the Closing, Buyer shall assume and agree to perform the Incentive Plan with respect to those Transferred Employees who are participants in such plan as of the Closing with respect to calendar year 2000. Without limiting the generality of the foregoing, Seller agrees to pay to the participating Transferred Employees any earned and unpaid amounts under such plan in accordance with Seller's past practice. Seller further agrees that it will not amend the Transition Incentive Plan (as defined in Section 16.9) with respect to any Transferred Employee following the date hereof without the prior written consent of Buyer.

               (f) The applicable health plan of Seller shall retain responsibility for all eligible services or payments provided to Eligible Employees (or any of their dependents) under any such plan prior to the Closing Date. Seller shall retain Seller's Pension Plan and all liabilities and obligations thereunder, including, without limitation, obligations for benefits payable under Seller's Pension Plan for Eligible Employees and former Employees and obligations to make contributions to such plan. Seller shall cause each Eligible Employee to become fully vested in his or her benefit under Seller's Pension Plan as of the Closing. Buyers shall assume and agree to perform, as of the Closing, the Division's Employee Assistance Program and the HMO agreements covering certain employees subject to the CBAs and the Division's Employee Assistance Program. Seller shall make all payments in respect of such HMO agreements which become due prior to the Closing Date.

               (g) The obligation for compliance with the federal Worker Adjustment, Retraining and Notification Act (the "WARN Act") and for compliance with the Wisconsin Plant Closing Law shall pass from Seller to Buyer at the Closing relative to all Eligible Employees. Effective as of the Closing, the insurance policies currently maintained by Seller, including in respect of workers compensation and general liability coverage, will terminate insofar as it relates to the business of the Division. Buyer will assume (and will indemnify Seller for) liabilities relating to workers compensation and general liability insurance claims arising out of the business of the Division that are based on events occurring on or after the Closing Date. Buyer shall offer to assume the CBAs. Said offer shall be made in writing by Buyer to the Union prior to the Closing Date. In the event that the Union refuses to be bound by such assumption, then Buyer shall offer to recognize and bargain with the Union as representative of the unit of employees described in the agreement, and shall not alter or amend any hours, wages or other terms and conditions of employment applicable to employees in said agreement until such bargaining has produced agreement or lawful impasse, all as defined by applicable labor laws.

               (h) Buyer shall have the right to be informed with respect to any negotiation by Seller with respect to any collective bargaining agreement occurring prior to Closing.

               (i) Immediately prior to, and subject to, the Closing, Seller shall cause a "spin-off" of the liabilities of Beneflex Component Plan of the CLP Health and Welfare Plan (which contains dependent care and medical health reimbursement component parts) with respect to the Transferred Employees (the "Transferred Flex Plan"). At the Closing, Seller shall cause the Transferred Flex Plan, including the benefit liabilities of the Transferred Employees, to be transferred to Buyer. The parties hereto agree that in no event shall Seller's liabilities with respect to the Transferred Flex Plan exceed the amount deferred by Transferred Employees during 2001 and prior to the Closing. Prior to the Closing, Seller shall draft the appropriate documents in a form and substance reasonably satisfactory Buyer, and use its commercially reasonable best efforts to take all actions necessary, to the extent possible, to effectuate the intent of this Section 10.4(i).

               (j) As of the Closing Date, Buyer shall assume the obligation to make payments to each Eligible Employee who is then on short term disability leave and shall continue to make such payments in accordance with the applicable short term disability plan of Seller in accordance with the provisions of such plan as in effect on the date hereof.

     10.5      Government Filings. Seller and Buyers shall use their respective
               ------------------
reasonable efforts to make or cause to be made in a timely manner all filings with, and to obtain or cause to be obtained in a timely manner all Permits, consents or approvals of any Governmental Agency required to be made or obtained in connection with the Transaction.

     10.6      Public Announcements. Prior to the Closing, Seller and Buyers
               --------------------
shall consult with each other and will mutually agree upon any press release or public announcement pertaining to the Transaction and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or national automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

     10.7      Further Assurances. Each party shall (a) upon request of any
               ------------------
other party, at any time and from time to time execute, acknowledge, deliver and perform all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and instruments of further assurances as may reasonably be necessary or appropriate to carry out the provisions and intent of this Agreement and (b) from and after the date of this Agreement and to and including the Closing Date, unless all other parties otherwise consent in writing, use its commercially reasonable best efforts to satisfy, (i) in the case of Buyers, the conditions precedent to the obligations of Seller in Article XII, and, (ii) in the case of Seller, the conditions precedent to the obligations of Buyers in
Article XI.

     10.8      Consents. Nothing in this Agreement shall be deemed to constitute
               --------
or require an assignment or an attempt to assign any of the Assets if the attempted assignment without the consent of a third party would adversely affect in any way the rights of either Seller or Buyers. If any such consent shall not have been obtained at or prior to the Closing, or the attempted transfer or assignment of any of the Assets would have an adverse effect on Buyers or Seller, Seller will cooperate with Buyers in any reasonable arrangement designed to provide for Buyers the rights and benefits of such Assets, including, enforcing for the benefit of Buyers any or all rights of Seller under any agreements against any other party arising out of the breach or cancellation by such other party, while permitting Buyers the possession and use of such Assets for Buyers' account as if such Assets had been so transferred, assigned and delivered, or otherwise. Pending the obtaining of such consents, approvals or novations, Buyers will continue performance of any remaining unfulfilled obligations of Seller under any of the agreements in the same manner as though the same were subcontracted to Buyers on the same terms and conditions as contained in the agreements. To the extent that Buyers are provided the benefits of any agreement referred to herein (whether from Seller or otherwise), Buyers shall perform at the reasonable direction of Seller and for the benefit of any third Person the obligations of Seller thereunder or in connection therewith, and Buyers agree to pay, perform and discharge and indemnify Seller against and hold Seller harmless from, all obligations and liabilities of Seller relating to such performance or failure to perform, after the Closing Date, in accordance with Article XV.

     10.9      Nonsolicitation. For a period of two (2) years from and after the
               ---------------
Closing Date, (a) Seller will not, directly or indirectly, for itself or for any other Person (other than Buyers or any of their affiliates), (i) employ, attempt to employ or enter into any contractual employment arrangement with any person who is a current employee of the Division or (ii) interfere with the business relations between Buyers or any of their affiliates and any Person who is a current consultant or independent contractor of the Division, and (b) Buyers will not, directly or indirectly, for themselves or for any other Person (other than Seller or any of its affiliates), employ, attempt to employ or enter into any contractual employment arrangement with any person who is a current employee of Seller or any affiliate of Seller.

     10.10     Unemployment Compensation Accounts.  Seller shall cause, if
               ----------------------------------
permitted by law, its unemployment compensation accounts with any state to be transferred to Buyer Sub if requested by Buyer.

     10.11     Mayville Site. Buyers shall be responsible for completing the
               -------------
investigation and remediation of contamination arising from the Release of Hazardous Materials prior to the Closing Date at the Owned Real Property in Mayville, Wisconsin and any migration of such contamination to any other properties at any time (collectively, the "Mayville Contamination") until a closure letter is obtained from the Wisconsin Department of Natural Resources ("WDNR"). After Buyers have completed the site investigation in accordance with applicable rules, Buyers will prepare a remedial action plan and submit it to Seller for review and comment before Buyers submit the plan to WDNR. Seller may participate in any meetings with the WDNR at its own expense. Buyers will keep Seller informed of response activities undertaken at the Mayville Site. Buyers shall be responsible for complying with any conditions of the WDNR closure letter. Buyers shall notify Seller when Buyers have expended $1,000,000 for Response Costs (as defined in Section 16.9) to address the Mayville Contamination (the "Mayville Response Costs"). Seller shall, upon receipt of such notice, promptly reimburse Buyers for fifty percent (50%) of all Mayville Response Costs in excess of $1,000,000 incurred by Buyers.

     If after the Closing Date, Buyers or Seller receive notice of any third party claims arising from or relating to the Mayville Contamination, they shall promptly notify the other party as provided in Section 15.6(a). Buyers and Seller shall cooperate with each other in responding to such claims, however, each shall have the right to join the other in the action. Buyers and Seller shall each be responsible for its own defense and attorneys fees, unless the parties subsequently agree to a joint defense arrangement and defense cost sharing. The costs arising from any settlement or judgment resolving such third party claims ("Mayville Third Party Environmental Costs") shall be paid fifty percent (50%) by Seller; provided, however, that if Buyers have not expended $1,000,000 for Mayville Response Costs at the time that any Mayville Third Party Environmental Costs are incurred, Buyers shall be responsible for one hundred percent (100%) of the Mayville Third Party Environmental Costs until Buyers' total combined payments of Mayville Response Costs and Mayville Third Party Environmental Costs exceed $1,000,000.

     10.12     Title Insurance and ALTA Surveys. Seller, on the one hand, and
               --------------------------------
Buyers, on the other hand, shall cooperate with each other to obtain, shall obtain and deliver to Buyers and shall each bear one-half of the costs of obtaining, (a) at least ten (10) days prior to Closing a commitment (the "Title Commitment") for an owner's policy of title insurance (including the 3.1 Zoning Endorsement, Access Endorsement, Gap Coverage, CLTA Form 100.6 Covenants, Conditions and Restrictions, Violations for the Owned Real Property located in Arizona and in North Carolina and Contiguity Endorsement, as appropriate, for the operations being conducted on each of the Owned Real Property, to the extent available) for each Owned Real Property issued by a national and responsible title insurance company licensed to issue title insurance in the state in which each Owned Real Property is located, reasonably acceptable to Buyers (the "Title Company") in the amount of the fair market value of each Owned Real Property covering title to the Owned Real Property, showing title in Seller subject only to such exceptions set forth on Schedule 6.8 hereto and committing to insure the interest of Buyer Sub, as owner of each Owned

Real Property, with extended coverage, other than (i) the general mechanic's lien exception, (ii) the general taxes or special assessments exceptions (but only if and to the extent that Buyers are responsible for the payment of said taxes and assessments under this Agreement) and (iii) the general survey exceptions which shall be removed from the title policies to be issued to Buyers at Closing and shall be replaced with specific survey exceptions, if any, to the extent permitted under this Agreement, at Closing and (b) at least two (2) days prior to Closing, a current plat of survey (the "Survey") for each Owned Real Property prepared by a surveyor registered in the state in which the Owned Real Property is located, in conformity with the land survey standards for such state in which the Owned Real Property is located and ALTA/ACSM Class A Survey Standards and acceptable to the Title Company to provide the coverage set forth in this Agreement. Each Survey shall be certified to Buyers and shall show no encumbrances or defects, other than the Real Property Encumbrances.

                                  ARTICLE XI

               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYERS
               -------------------------------------------------

     The obligations of Buyers under this Agreement shall be subject to the satisfaction, at or prior to the Closing, of the following conditions, any or all of which may be waived in writing by Buyers:

     11.1      Accuracy of Representations and Warranties; Performance of
               ----------------------------------------------------------
Covenants. Except where expressly limited to a specific date, each of the
---------
representations and warranties of Seller in this Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of such date and Seller shall have performed and complied with, in all material respects, the covenants and agreements of Seller in this Agreement required to be performed or complied with on or prior to the Closing Date.

     11.2      No Material Adverse Change. Since the date of this Agreement,
               --------------------------
there shall have not occurred a material adverse change (or event or condition that could result in a material adverse change) in the assets, liabilities or financial condition of the Division taken as a whole.

     11.3      No Injunction. No temporary restraining order, preliminary or
               -------------
permanent injunction or other order preventing the consummation of the Transaction shall have been issued by any court of competent jurisdiction and remain in effect.

     11.4      HSR Act. The parties shall have filed with the Federal Trade
               -------
Commission and the Antitrust Division of the U.S. Department of Justice notification and report forms with respect to the Transaction pursuant to the HSR Act and the rules promulgated thereunder, and the waiting period required to expire under the HSR Act and the rules promulgated thereunder, including any extension of the waiting period, shall have expired or early termination thereof shall have been granted.

     11.5      Closing Deliveries.
               ------------------

               Seller shall have delivered to Buyers:

               (a) an officer's certificate, dated as of the Closing Date, certifying that, except where expressly limited to a specific date, each of the representations and warranties of Seller in this Agreement is true and correct, in all material respects, on and as of the Closing Date and Seller has performed and complied with, in all material respects, the covenants and agreements of Seller in this Agreement required to be performed and complied with on or prior to the Closing Date;

               (b) a good standing certificate of Seller, of recent date, from the Secretary of State of Delaware;

               (c) copies of all partnership actions duly taken by the general partner of Seller, authorizing the execution, delivery and performance of this Agreement and the other agreements, instruments and documents contemplated and to be delivered under this Agreement, which actions shall be in full force and effect at the time of delivery on the Closing Date;

               (d) an opinion of counsel to Seller covering the topics set forth on Exhibit 11.5(d) hereto in form and substance reasonably satisfactory to Buyers;

               (e) (i) an Indenture, Bill of Sale and Assignment substantially in the form of Exhibit 11.5(e)(i) hereto, (ii) Assignments of the Real Property Leases, substantially in the forms of Exhibits 11.5(e)(ii)(A), (B) and (C) hereto and (iii) Special Warranty Deeds for the Owned Real Property, substantially in the forms of Exhibits 11.5(e)(iii)(A), (B) and (C) hereto, duly executed by Seller and acknowledged as required by applicable law (collectively, the "Transfer Documents");

               (f)  the Registration Rights Agreement, duly executed by Seller;
and

               (g) the Transitional Services Agreement substantially in the form of Exhibit 11.5(g) hereto (the "Transitional Services Agreement"), duly executed by Seller.

     11.6      Consents.  The consents set forth on Schedule 11.6 hereto shall
               --------
have been obtained.

                                  ARTICLE XII

               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER
               -------------------------------------------------

         The obligations of Seller under this Agreement shall be subject to the satisfaction, at or prior to the Closing, of the following conditions, any and all of which may be waived in writing by Seller:

         12.1 Accuracy of Representations and Warranties; Performance of
              ----------------------------------------------------------
Covenants. Except where expressly limited to a specific date, each of the
---------
representations and warranties of Buyers contained in this Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of such date and Buyers shall have performed and complied with, in all material respects, the covenants and agreements of Buyers in this Agreement required to be performed or complied with on or prior to the Closing Date.

         12.2 No Material Adverse Change. Since the date of this Agreement,
              --------------------------
there shall not have occurred a material adverse change (or event or condition that could result in a material adverse change) in the assets, liabilities or financial condition of Buyer and its subsidiaries taken as a whole.

         12.3 No Injunction. No temporary restraining order, preliminary or
              -------------
permanent injunction or other order preventing the consummation of the Transaction shall have been issued by any court of competent jurisdiction and remain in effect.

         12.4 HSR Act. The parties shall have filed with the Federal Trade
              -------
Commission and the Antitrust Division of the U.S. Department of Justice notification and report forms with respect to the Transaction pursuant to the HSR Act and the rules promulgated thereunder, and the waiting period required to expire under the HSR Act and the rules promulgated thereunder, including any extension of the waiting period, shall have expired or early termination thereof shall have been granted.

     12.5  Closing Deliveries.
           ------------------

           Buyers shall have delivered to Seller:

           (a) an officer's certificate of each of Buyer and Buyer Sub, dated as of the Closing Date, certifying that, except where expressly limited to a specific date, each of the representations and warranties of Buyers in this Agreement is true and correct, in all material respects, on and as of the Closing Date and each of Buyer and Buyer Sub has performed and complied with, in all material respects, the covenants and agreements of Buyers in this Agreement required to be performed or complied with on or prior to the Closing Date;

           (b) a good standing certificate of Buyer from the Registrar of Companies of Bermuda;

           (c) copies of the resolutions duly adopted by the Board of Directors of each of Buyer and Buyer Sub authorizing the execution, delivery and performance of this Agreement and the other agreements, instruments and documents contemplated by this Agreement, which shall be in full force and effect at the time of delivery on the Closing Date;

           (d) an opinion of counsel to Buyers covering the topics set forth on
Exhibit 12.5(d) hereto in form and substance reasonably satisfactory to Seller;

           (e) the Cash Consideration;

           (f) (i) the Transfer Documents and (ii) an Instrument of Assumption substantially in the form of Exhibit 12.5(f) hereto (the "Instrument of Assumption"), duly executed by Buyer Sub;

           (g) a certificate representing the Share Consideration;

           (h) the Registration Rights Agreement, duly executed by Buyer; and

           (i) the Transitional Services Agreement, duly executed by Buyers.

                                 ARTICLE XIII

                              EXPENSES AND TAXES
                              ------------------

     13.1 Expenses. Except as otherwise provided in this Agreement, Seller shall
          --------
pay all fees and expenses incurred by Seller in connection with the Transaction, including the fees and expenses of Seller's counsel and accountants, and Buyers shall pay all expenses incurred by Buyers in connection with the Transaction, including the fees and expenses of Buyers' counsel and accountants. The filing fee in connection with the filing of premerger notification and report forms under the HSR Act shall be paid by Buyers.

     13.2 Taxes. Buyers and Seller shall each pay fifty percent (50%) of all
          -----
applicable Transfer Taxes (as defined in Section 16.9), and Buyers shall furnish to Seller all appropriate exemption certificates. Real property taxes, personal property taxes, sewer and water rents or charges shall be apportioned between Seller, on the one hand, and Buyers, on the other hand, as of the Closing Date, based on the number of days of such taxable period included in the period ending with and including the Closing Date (with respect to any such taxable period, the "Pre-Closing Tax Period"), and the number of days of such taxable period beginning after the Closing Date (with respect to any such taxable period, the "Post-Closing Tax Period"). Seller shall be liable for the proportionate amount of such taxes, rents or charges that is attributable to the Pre-Closing Tax Period to the extent not reflected on the Closing Balance Sheet, and Buyers shall be liable for the proportionate amount of such taxes, rents or charges that is attributable to (a) the

Pre-Closing Tax Period to the extent reflected on the Closing Balance Sheet and (b) the Post-Closing Tax Period.

                                  ARTICLE XIV

                                  TERMINATION
                                  -----------

          14.1 Termination. This Agreement may be terminated at any time prior
               -----------
to the Closing:

          (a) by written consent of each of the parties; or

          (b) by either Buyers or Seller by notice to the other if the Closing has not occurred by April 2, 2001, provided that, if on April 2, 2001 the only conditions to Closing that remain unsatisfied are the conditions in Sections
11.4 and 12.4, neither Buyers nor Seller may exercise this right of termination earlier than May 2, 2001.

          14.2 Effect of Termination. If this Agreement is terminated pursuant
               ---------------------
to Section 14.1, this Agreement shall become void and have no effect and no party hereto or any of any such party's affiliates, partners, directors, officers, employees, agents, consultants, representatives, advisors or shareholders shall have any liability or further obligation to any Person in respect hereof, except (a) in respect of the parties' respective obligations under Section 13.1 and this Section 14.2 and the Confidentiality Agreement (as defined in Section 16.9), which shall survive any termination of this Agreement pursuant to Section 14.1 and (b) if this Agreement is terminated pursuant to
Section 14.1 (b) and if (i) Buyers have complied with and performed, in all material respects, all covenants and agreements required by this Agreement to have been performed or complied with by Buyers prior to the Closing, Buyers may seek appropriate remedies for any and all damages, costs and expenses incurred by Buyers by reason of any breach of this Agreement by Seller prior to such termination or (ii) Seller has complied with and performed, in all material respects, all covenants and agreements required by this Agreement to have been performed or complied with by Seller prior to the Closing, Seller may seek appropriate remedies for any and all damages, costs and expenses incurred by Seller by reason of any breach of any provision of this Agreement by Buyers prior to such termination.

                                  ARTICLE XV

        INDEMNIFICATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES
        --------------------------------------------------------------

     15.1 Indemnification by Seller. Seller shall indemnify Buyers and their
          -------------------------
affiliates, directors, officers, stockholders, employees, agents and representatives, against any and all claims, losses, liabilities, damages, expenses (including reasonable attorneys' fees and expenses) which may be asserted against, incurred or required to be paid by Buyers or their affiliates, directors, officers, stockholders, employees, agents, representatives, successors and assigns by reason or on account of: (a) any breach of any representation or warranty made by Seller in this Agreement; (b) any failure by Seller to observe or perform its covenants and agreements in this Agreement or in any agreement entered into pursuant to this Agreement; or (c) the Excluded Liabilities.

     15.2 Indemnification by Buyers. Buyers shall indemnify Seller and its
          -------------------------
affiliates, partners, directors, officers, employees, agents, representatives, successors and assigns against any and all claims, losses, liabilities, damages, expenses (including reasonable attorneys' fees and expenses) which may be asserted against, incurred or required to be paid by Seller or its affiliates, partners, directors, officers, employees, agents, representatives, successors and assigns by reason or on account of: (a) any breach of any representation or warranty made by Buyers in this Agreement; (b) any failure by Buyers to observe or perform their covenants and agreements in this

Agreement or in any agreement entered into pursuant to this Agreement; or (c) the Assumed Liabilities.

     15.3 Limitation of Indemnification Liability of Seller. Seller shall not
          -------------------------------------------------
have any liability with respect to the payment of any indemnification amounts finally determined to be owing under Section 15.1(a) until such time as the aggregate amount of all such indemnification amounts exceed $2,000,000 and then only to the extent the aggregate amount of such amounts exceed $2,000,000. The aggregate liability of Seller under Section 15.1(a) shall in no event exceed $36,250,000. Seller shall have no liability for indemnification under Section
15.1 unless Seller has been notified of the claim, in the manner provided under Sections 15.6 and 16.5, within the survival period specified in Section 15.5.

     15.4 Limitation of Indemnification Liability of Buyers. Buyers shall not
          -------------------------------------------------
have any liability with respect to the payment of any indemnification amounts finally determined to be owing under Section 15.2(a) until such time as the aggregate amount of all such indemnification amounts exceed $2,000,000 and then only to the extent the aggregate of such amounts exceed $2,000,000. The aggregate liability of Buyers under Section 15.2(a) shall in no event exceed $36,250,000. Buyers shall have no liability for indemnification under Section
15.2 unless Buyers have been notified of the claim, in the manner provided under Sections 15.6 and 16.5, within the survival period specified in Section 15.5.

         15.5 Survival. Notwithstanding any investigation by, or information
              --------
supplied to, Seller or Buyers, the representations and warranties of Seller and Buyers in this Agreement shall survive the Closing until the date fifteen (15) months after the Closing Date and shall terminate and be of no further force or effect as of such date except that (a) the representations and warranties in

Sections 6.1, 6.2, 6.11, 7.1 and 7.2 shall survive the Closing until the date thirty-six (36) months after the Closing and shall terminate and be of no further force or effect as of such date and (b) the representations and warranties in Sections 6.6, 6.16, 7.8 and 7.13 shall the survive Closing until sixty (60) days after the expiration of the applicable statute of limitations with respect to the subject matter thereof and shall terminate and be of no further force or effect as of such date. The covenants and agreements of Seller and Buyers in this Agreement shall survive the Closing and shall be fully effective and enforceable for the periods therein indicated or where not indicated, forever.

     15.6  Indemnification Procedures.
           --------------------------

           (a) Any party making a claim for indemnification under this Article XV (the "Indemnitee") shall notify the indemnifying party (the "Indemnitor") of the claim in writing promptly after discovering the claim or receiving written notice of a claim against the Indemnitee (if by a third party), describing the claim and the amount (if known and quantifiable), and the basis thereof; provided, however, that no delay on the part of the Indemnitee in notifying the Indemnitor of such claim shall relieve the Indemnitor from any liability or obligation under this Article XV and then solely to the extent that the Indemnitor is damaged thereby.

           (b) If any action or proceeding is brought against the Indemnitee, with respect to which the Indemnitor may have an obligation to indemnify under this Article XV, the action or proceeding shall be defended (including all proceedings on appeal or for review which counsel for the Indemnitee shall deem appropriate) by the Indemnitor with counsel of its choice reasonably satisfactory to the Indemnitee. If the Indemnitor, within a reasonable time after notice of claim, fails to assume the defense thereof, the Indemnitee shall have the right to undertake the defense, compromise or settlement of such claim for the account of the Indemnitor, subject to the right of the Indemnitor to assume the defense of such claim with counsel of its choice reasonably satisfactory to the Indemnitee at any time prior to the compromise, settlement or final determination thereof. The Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the Indemnitee's own expense unless the employment of such counsel and the payment of such fees and expenses both shall have been specifically authorized by the Indemnitor in connection with the defense of such action or proceeding. In case of such specific authorization by Indemnitor, only that portion of such fees and expenses reasonably related to matters covered by the indemnity agreements contained in this Agreement shall be borne by the Indemnitor.

     The Indemnitee shall be kept fully informed of such action or proceeding at all stages whether or not it is so represented. The Indemnitee shall make available to the Indemnitor and its attorneys and accountants all books and records of the Indemnitee relating to such proceedings or litigation and the parties agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action or proceeding.

          (c) The Indemnitee will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnitor (not to be withheld unreasonably), and the Indemnitor will not consent to the entry of any judgment with respect to the matter, or any settlement which does not include a provision pursuant to which plaintiff or claimant in the matter releases the Indemnitee from all liability with respect thereto, without the written consent of the Indemnitee.

                                  ARTICLE XVI

                                 MISCELLANEOUS
                                 -------------

     16.1  Governing Law. This Agreement shall be governed by the laws of the
           -------------
State of Delaware without regard to any applicable conflicts of laws.

     16.2  Counterparts; Use of Facsimiles. This Agreement may be executed in
           -------------------------------
one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement. The reproduction of signatures by means of a telecopying device shall be treated as though such reproductions are executed originals and each party shall provide the other party with a copy of this Agreement bearing original signatures within five (5) days following transmittal by facsimile.

     16.3  Entire Agreement. This Agreement, and all Schedules and Exhibits
           ----------------
attached hereto, and the letter dated as of the date hereof from William F. Connell to Buyer with respect to Section 8.5 contain the entire agreement of the parties and supersedes all prior written or oral understandings between the parties with respect to the subject of this Agreement; provided, however, that the Confidentiality Agreement shall not be superceded and shall remain in full force and effect. No modification, release or waiver of any provision will be valid unless by a written amendment to this Agreement signed by both parties.

     16.4  No Presumption Against Draftsman. There shall be no presumption
           --------------------------------
against any party on the ground that such party or its counsel was responsible for preparing this Agreement or any part hereof.

     16.5  Notices. Any notice, request, demand or other communication given by
           -------
any party under this Agreement shall be in writing, may be given by a party or its legal counsel, and shall be deemed to be duly given (a) when personally delivered or (b) when delivered by facsimile transmission if a copy thereof is also delivered in person or by overnight courier. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.

     Notice to Seller shall be sufficient if given to:

               Connell Limited Partnership
               One International Place
               Boston, Massachusetts  02110
               Attention: Vice President, Legal and Environmental
               Facsimile: (617) 737-1617

     with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               One Beacon Street
               Boston, Massachusetts  02108
               Attention: David T. Brewster, Esq.
               Facsimile: (617) 573-4822

     Notice to Buyers shall be sufficient if given to:

               APW Ltd.
               N22 W23685
               Ridgeview Parkway West
               Waukesha, Wisconsin  53188
               Attention: President
               Facsimile: (262) 523-7590
     with a copy to:

               Quarles & Brady LLP
               411 E. Wisconsin Avenue
               Suite 240
               Milwaukee, Wisconsin 53202
               Attention: Anthony W. Asmuth III, Esq.
               Facsimile: (414) 271-3552

     16.6  Successors and Assigns. This Agreement, or any rights or obligations
           ----------------------
under this Agreement, shall not be assigned by either party (voluntarily by acquisition of assets or stock or merger, or otherwise or by operation of law) without the prior written consent of the other party, except that Buyers may assign any of their rights (but not any of their obligations to Seller) under this Agreement to one or more of Buyer's direct or indirect subsidiary corporations or companies. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     16.7  Severability. The provisions of this Agreement shall, to the extent
           ------------
possible, be interpreted in such a manner as to comply with applicable law. If, notwithstanding such interpretation, any of the provisions of this Agreement are held to be invalid or unenforceable by a final determination of a court of competent jurisdiction, such invalidity or unenforceability shall not affect in any way the validity or enforceability of any other provision of this Agreement, except those of which the invalidated or unenforceable provisions comprise a material part of and are otherwise clearly inseparable.

     16.8  Buyer Guarantee. Buyer unconditionally undertakes and guarantees the
           ---------------
performance of all obligations of Buyer Sub under this Agreement (and of all obligations of any direct or indirect subsidiary corporation or company to which any rights are assigned pursuant to Section

16.6), and in connection with the consummation of the Transaction, including, without limitation, the payment of the Purchase Price.

     16.9  Certain Definitions. As used in this Agreement, the following terms
           -------------------
have the meanings given:

           Buyer Adverse Effect: an adverse change (or event or condition that
           --------------------
     could result in an adverse change) in the assets, liabilities or financial condition of Buyer and its subsidiaries taken as a whole in an amount of $200,000 or more.

           Cleanup: all actions required to: (a) cleanup, remove, treat or
           -------
     remediate Hazardous Materials in the indoor or outdoor environment; (b) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (d) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

           Confidentiality Agreement: the Confidentiality Agreement, dated as of
           -------------------------
     December 12, 2000, by and between Seller and Buyer.

           Division Adverse Effect: an adverse change (or event or condition
           -----------------------
     that could result in an adverse change) in the assets, liabilities or financial condition of the Division taken as a whole in an amount of $200,000 or more.

           Eligible Transferred Employees: Transferred Employees who (a) become
           ------------------------------
     participants in Buyer's 401(k) Plan and (b) were formerly participants in the CLP Profit Sharing and Savings Plan.

           Environmental Claim: any claim, action, cause of action, notice of
           -------------------
     deficiency, notice of violation, order, judicial or administrative action, investigation or written notice or request for information by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, Response Costs, governmental oversight or response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, Release or threatened Release of any Hazardous Materials at any location, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

           Environmental Law or Laws: all federal, state, local, common and
           -------------------------
     foreign laws and regulations, codes, orders, rulings, decrees and plans relating to pollution or protection of human health, employee safety or the environment, including without limitation laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials (including, without limitation, the Solid Waste Disposal Act, 42 U.S.C. (S) 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; the Hazardous Materials

     Transportation Act, 49 U.S.C. (S) 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq.).

           Governmental Agency or Agencies: all agencies, authorities, bodies,
           -------------------------------
     boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever of any federal, state, county, district, municipal, city, foreign or other government or quasi-government unit or political subdivision.

           Hazardous Materials: (a) any petroleum or petroleum products,
           -------------------
     petroleum derived substances or wastes, flammable explosives, radioactive materials, asbestos in any form that could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls (PCBs); and (b) any substances listed on Appendix I of Chapter 391-3-19 of the Georgia Rules for Hazardous Response, and any other substances, chemicals or other materials that are defined as, included in the definition of, or otherwise regulated as "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances" or "toxic pollutants" under any Environmental Law.

           Incentive Plan: the Connell Limited Partnership Executive Incentive
           --------------
     Plan.

           Person: any individual, company, body corporate, association,
           ------
     partnership, joint venture, trust or trustee or governmental body.

           Release: any release, spill, emission, discharge, leaking, escaping,
           -------
     pumping, injection, filtration, deposit, disposal, dispersal, uncontrolled loss, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, wetlands and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through, on, under or in the air, soil, surface water, groundwater or property.

           Response Costs:
           --------------

           (a) Subject to subparagraph (b) of this definition, all costs incurred in connection with any action that is required by a governmental entity under an applicable Environmental Law that is in effect as of the Closing Date or is required by an applicable Environmental Law that is in effect as of the Closing Date to respond to a Release or threatened Release of Hazardous Materials (including any such actions to assess, monitor and evaluate the Release or threatened Release, actions to remove and dispose of removed material, all other investigation, remedial and Cleanup actions, measures to limit access, measures to obtain access to offsite properties, measures to obtain deed restrictions on offsite properties, post-remedial monitoring, long-term operation of remedial systems, provision of alternative water supplies, relocation of supply wells, treatment of groundwater, and all closure and conditional-closure actions imposed by any governmental authority).

           (b) Response Costs shall not include any of the following costs: (i) any increase in costs necessary to respond to the Release or threatened Release of Hazardous Materials due to a negligent or wrongful act or omission after the Closing Date by any person other than Seller or its affiliates or any of their respective employees or representatives; (ii) any costs associated with the construction or reconstruction of buildings or other similar structures on any property unless such construction or reconstruction is part of the most cost-effective method for performing the Cleanup consistent with the continued operation of the business at Mayville, Wisconsin; and (iii) any costs that are incurred due to any change related to the Mayville Site resulting or arising from a change in use of the facilities from manufacturing to any other use.

           Seller's Benefit Plans: each employee benefit or compensation plan,
           ----------------------
     program policy or arrangement, including, without limitation, the Company Plans, maintained, sponsored or contributed to by Seller or any affiliate thereof, in which Employees participate.

           Seller's Pension Plan: the CLP Pension Plan.
           ---------------------

           Tax or Taxes: all taxes, assessments, charges, duties, fees, levies,
           ------------
     imposts, duties and other governmental charges, including, but not limited to, all federal, state, local, foreign and other income, alternative minimum, add-on, gross income, gross receipts, sales, use, transfer, capital gains, ad valorem, value-added, franchise, license, capital stock, capital structure, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, recording, real property, personal property, windfall profits, custom, service, service use, lease, gift, social security, disability, transactions, intangibles, registration, title, federal highway use, environmental (including, but not limited to, taxes under Section 59A of the Code) and other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a return) and all estimated taxes, deficiency assessments, additions to tax, additional amounts imposed by any Governmental Agency (domestic or foreign), penalties, fines and interest.

           Taxing Authority: the IRS and any other Governmental Agency
           ----------------
     responsible for the administration of any Tax.

           Tax Return: any return, declaration, report, claim for refund,
           ----------
     information return, statement or other similar document relating to Taxes, including any amendments thereto and related or supporting information, filed or required to be filed with respect to Taxes.

           Transfer Taxes: any sales, use, stamp, documentary, filing,
           --------------
     recording, transfer, real estate transfer, stock transfer, gross receipts, registration or other similar fees or taxes or governmental charges (together with any interest or penalty, addition to tax or additional amount imposed) as levied by any Taxing Authority in connection with the Transaction.

                 [Remainder of page intentionally left blank.]

           Transition Incentive Plan: the Connell Limited Partnership
           -------------------------
     Transition Incentive Plan.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in multiple originals by their duly authorized officers as of the date first written above.

                                                 CONNELL LIMITED PARTNERSHIP
                                                 By:   Its General Partner

                                                 CONNELL INDUSTRIES, INC.


                                                 By:   /s/ Kathleen A. Murphy
                                                    -------------------------
                                                       Name: Kathleen A. Murphy
                                                       Title: Vice President



                                                 APW LTD.


                                                 By:   /s/ Richard G. Sim
                                                    -----------------------
                                                       Name: Richard G. Sim
                                                       Title: President

                                                                [corporate seal]


                                                 APW MAYVILLE, INC.


                                                 By:   /s/ Richard G. Sim
                                                    -----------------------
                                                       Name: Richard G. Sim
                                                       Title: President